UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
__________________________________________
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. )
__________________________________________
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☐	Soliciting Material Under § 240.14a-12
CERENCE INC.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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Cerence Inc.
25 Mall Road
Suite 416
Burlington, MA 01803
January 2, 2026
Dear Fellow Stockholders:
On behalf of Cerence Inc. (“Cerence”), thank you for your continued investment. We value your support, which is essential to the success of our efforts to deliver long-term value to our stockholders.
In fiscal year 2025, we advanced our generative AI and LLM roadmap for automotive and made early-stage progress in our diversification beyond automotive, setting the foundation for our next chapter as a broader conversational AI company driving voice-powered user experiences across many industries. Highlights from the fiscal year included:
•Introducing Cerence xUITM, our agentic, LLM-powered platform, and showcasing it live at Auto Shanghai and IAA Mobility;
•Advancing our AI agent strategy with the introduction of a mobile work AI agent in partnership with Microsoft;
•Furthering our CaLLMTM family of language models, building on existing partnerships with Microsoft and NVIDIA and new collaborations with SiMa.AI and ARM;
•Partnering with major OEMs including Renault, JLR, Mercedes-Benz, Mahindra, Volkswagen, Suzuki, and more to advance the in-car experience, both for future models and for cars on the road today;
•Receiving meaningful recognition from our Tier 1 partners: HARMAN's Best Technology Award and ECarX's Best Contribution Award; and
•Advancing our non-automotive strategy with the global roll-out of our solutions in LG televisions and our new voice-powered kiosk solution.
We were able to achieve these accomplishments despite continued impacts to our business resulting from the changing dynamics in the global automotive industry, including from volatility in the political, legal and regulatory environment in which we operate. In light of these challenges, we continued to focus on our cost management, successfully executing on our plan announced in fiscal year 2024 to reduce operating expenses and position us for profitable growth, and announcing a new plan to streamline certain foreign operations. We also welcomed Tony Rodriquez as our Chief Financial Officer in November 2024, and Marion Harris to the Board of Directors in April 2025, bolstering Cerence's leadership at a critical moment in our journey. Two of our directors, Arun Sarin and Alfred Nietzel, will not be standing for reelection to the Board. I would like to thank them for their many years of service to Cerence and the Board.
At our Annual Meeting of Stockholders, stockholders will be asked to vote on the matters described in the accompanying notice of annual meeting and proxy statement, as well as such other business that may properly come before the meeting and any adjournments or postponements thereof. Your vote is very important to us. Please review the instructions for each voting option described in the notice and in the proxy statement. Your prompt cooperation will be greatly appreciated.
Sincerely,

Kristi Ann Matus                    Brian Krzanich
Chairperson of the Board                Chief Executive Officer

Cerence Inc.
25 Mall Road
Suite 416
Burlington, MA 01803
NOTICE OF THE 2026 ANNUAL MEETING OF STOCKHOLDERS
Dear Stockholders:
The 2026 Annual Meeting of Stockholders (the “2026 Annual Meeting”) of Cerence Inc. (the “Company”) will be held on Thursday, February 12, 2026 at 11:00 a.m. Eastern Time. The 2026 Annual Meeting will be a virtual stockholders meeting at www.virtualshareholdermeeting.com/CRNC2026 being held for the following purposes:
(1)Election of six directors named in the proxy statement, each to serve for a one-year term and until his or her successor has been duly elected and qualified or until his or her earlier death, resignation or removal;
(2)Approval, on a non-binding, advisory basis, of the compensation of the Company’s named executive officers, as disclosed in the accompanying proxy statement;
(3)Ratification of the appointment of BDO USA PC as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2026; and
(4)Transaction of such other business as may properly come before the meeting or any adjournment or postponement of the meeting.
This notice of our annual meeting of stockholders contains details of the business to be conducted at the 2026 Annual Meeting. The Board of Directors of the Company (“Board”) has fixed the close of business on December 15, 2025 as the record date for determination of stockholders entitled to notice of, and to vote at, the 2026 Annual Meeting and at any adjournments or postponements thereof. A list of stockholders entitled to vote at the 2026 Annual Meeting will be available at 25 Mall Road, Suite 416, Burlington, MA 01803 on the date of, and for ten days prior to, the 2026 Annual Meeting. To participate in the 2026 Annual Meeting virtually via the Internet, please visit www.virtualshareholdermeeting.com/CRNC2026. You will not be able to attend the 2026 Annual Meeting in person. For instructions on how to vote your shares, please refer to the instructions on the Notice of Internet Availability of Proxy Materials you received in the mail, the section titled “Voting” in the proxy statement and, if you requested to receive printed proxy materials, your enclosed proxy card.
Please refer to the proxy statement for further information with respect to the business to be transacted at the 2026 Annual Meeting.

Important Notice Regarding the Internet Availability of Proxy Materials for the Annual
Meeting of Stockholders to be held on February 12, 2026
This Notice of the 2026 Annual Meeting of Stockholders, Proxy Statement and 2025 Annual Report on Form 10-K are available for viewing, printing and downloading at www.proxyvote.com. You will need the 16-digit control number included on your Notice of Internet Availability or proxy card (if you received a printed copy of the proxy materials).

By Order of the Board of Directors,

Jennifer Salinas Secretary
Burlington, Massachusetts
January 2, 2026

PROXY STATEMENT
___________________________________________________
ANNUAL MEETING OF STOCKHOLDERS
OF CERENCE INC.
February 12, 2026
___________________________________________________
This proxy statement (this “Proxy Statement”) is furnished in connection with the solicitation by Cerence Inc. (“we,” “us,” “our,” “Cerence” or the “Company”) on behalf of the Board of Directors of the Company (the “Board” or the “Board of Directors”) of proxies for use at the 2026 Annual Meeting of Stockholders of the Company to be held virtually on Thursday, February 12, 2026 at 11:00 a.m. Eastern Time, at www.virtualshareholdermeeting.com/CRNC2026 (the “2026 Annual Meeting”). On or about January 2, 2026, we will mail to our stockholders a Notice of Internet Availability containing instructions on how to access our proxy materials, including the Proxy Statement and our Annual Report on Form 10-K for the fiscal year ended September 30, 2025. The Notice of Internet Availability also instructs you on how to submit your proxy or voting instructions through the Internet or to request a paper copy of our proxy materials, including a proxy card or voting instruction form that includes instructions on how to submit your proxy or voting instructions by mail or telephone. Other stockholders, in accordance with their prior requests, have received e-mail access to our proxy materials and instructions to submit their vote via the Internet, or have been mailed paper copies of our proxy materials and a proxy card or voting instruction form.

PROXY STATEMENT SUMMARY
This Proxy Statement provides information for stockholders of Cerence, as part of the solicitation of proxies by the Company and its Board of Directors from holders of the outstanding shares of the Company’s common stock (“Common Stock”), for use at the 2026 Annual Meeting. This summary highlights select information that is provided in more detail throughout this Proxy Statement. This summary does not contain all the information that you should consider before voting. You should read the full Proxy Statement before casting your vote.
2026 Annual Meeting

Date and Time:	Thursday, February 12, 2026, at 11:00 a.m. Eastern Time

Location:	The meeting is a virtual stockholder meeting only at www.virtualshareholdermeeting.com/CRNC2026
Voting Items
The following table summarizes the proposals to be considered at the 2026 Annual Meeting and the voting recommendations of the Board of Directors with respect to each proposal.

Proposal Number	Proposal	Board Voting Recommendation
1	Election of director nominees named in this Proxy Statement	FOR each Director Nominee

2	Approval, on a non-binding, advisory basis, of the compensation of the Company’s named executive officers, as disclosed in this Proxy Statement	FOR

3	Ratification of appointment of BDO USA PC as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2026	FOR
Important Notice Regarding the Internet Availability of Proxy Materials for the Annual Meeting of Stockholders to be Held on February 12, 2026
We are furnishing proxy materials to our stockholders primarily via the Internet. On or about January 2, 2026, we will mail to our stockholders a Notice of Internet Availability containing instructions on how to access our proxy materials, including the Proxy Statement and our Annual Report on Form 10-K for the fiscal year ended September 30, 2025. The Notice of Internet Availability also instructs you on how to submit your proxy or voting instructions through the Internet or to request a paper copy of our proxy materials, including a proxy card or voting instruction form that includes instructions on how to submit your proxy or voting instructions by mail or telephone. Other stockholders, in accordance with their prior requests, have received e-mail access to our proxy materials and instructions to submit their vote via the Internet, or have been mailed paper copies of our proxy materials and a proxy card or voting instruction form.
This Proxy Statement and our Annual Report on Form 10-K are available for viewing, printing and downloading at www.proxyvote.com. You will need the 16-digit control number included on your Notice of Internet Availability or proxy card (if you received a printed copy of the proxy materials).
A copy of our Annual Report on Form 10-K, as filed with the Securities and Exchange Commission (the “SEC”) on November 20, 2025, will be furnished without charge to any stockholder upon written request to Cerence Inc., 25 Mall Road, Suite 416, Burlington, MA 01803, Attention: Corporate Secretary.
This Proxy Statement and our Annual Report on Form 10-K are also available on the SEC’s website at www.sec.gov.

Business Overview
Cerence builds conversational and agentic AI solutions that make interaction with technology feel effortless. With decades of expertise in voice, AI, and edge-to-cloud engineering, we're trusted by many of the world's leading automakers, transportation original equipment manufacturers ("OEMs"), consumer brands, and technology companies to build voice powered-interfaces that shape the user experiences of today and tomorrow. While the majority of our business is in the automotive market, our solutions can be leveraged across other areas of transportation - two-wheeled vehicles, trucks, and more - as well as outside of transportation - televisions, smart phones and watches, voice-powered kiosks, and more.
Our automotive customers include nearly all major automobile OEMs worldwide, including BMW, Mercedes-Benz, the Volkswagen Group (Volkswagen, Audi, Porsche, and other brands), Stellantis, Renault, Toyota, Ford, General Motors, BYD, Great Wall Motor, and NIO. We also partner with leading tier-one suppliers including HARMAN, Bosch, Continental, Denso Ten, Aptiv, EcarX, and others. We deliver our solutions on a white-label basis, enabling our customers to deliver highly customized virtual assistants with unique, branded personalities that strengthen the bond between their brands and end users.
Fast moving technological advancements, increasing user engagement and comfort with large language models are driving automakers to examine how they can quickly and cost-effectively bring expanded AI features into their cars. To meet the increasing demand for automotive cognitive assistance and to offer differentiated in-car experiences, OEMs and suppliers are building proprietary virtual assistants into their vehicles. We believe that this trend will continue and that consumer adoption of in-car AI will continue to grow.
Cerence is a market leader for building integrated, branded and differentiated virtual assistants for automobiles, offering an extensive solutions portfolio that includes conversational and generative AI as well as audio and communications AI. Our conversational and generative AI solutions include a full-stack generative AI-based voice assistant, including voice activation, natural voice input and output, and hybrid conversational services for automotive and general-purpose tasks. Our audio and communications AI solutions include best-in-class audio applications, enhancing in-car experiences by reducing environmental noise and enabling seamless interaction with vehicles, inside and out. Our solutions are comprised of both edge computing and cloud-connected software components and a software framework linking these components together under a common programming interface. We deploy these solutions in deep partnership with OEMs and suppliers to optimize our software for the requirements, configurations and acoustic characteristics of specific vehicle models.
Our solutions have shipped in more than 525 million automobiles to date, including over 25 million new vehicles in fiscal year 2025 alone. Based on royalty reports provided by our customers and third-party reports of total vehicle production worldwide, we estimate that approximately 52% of all cars shipped during the fiscal year ended September 30, 2025 included Cerence technologies. Cerence hybrid solutions shipped on approximately 15.4 million vehicles during the fiscal year ended September 30, 2025. In aggregate, over 80 OEMs and Tier 1 suppliers worldwide use our solutions, covering over 70 languages and dialects, including English, German, Spanish, French, Mandarin, Cantonese, Japanese, and Hindi.
Since October 1, 2019, we have been an independent publicly-traded company on The Nasdaq Global Select Market under the symbol “CRNC,” after our former parent company, Nuance Communications, Inc. (“Nuance”), completed the legal and structural separation and distribution to its stockholders of all our then outstanding shares (the “Spin Off”).
Recent Event Highlights
Fiscal year 2025 held many accomplishments across Cerence as we continued our work to advance the future of the in-car experience, as well as voice-powered user experiences beyond automotive. We introduced Cerence xUITM, our agentic, LLM-powered platform, and showcased it at live global events; advanced our AI agent strategy starting with a mobile work AI agent in partnership with Microsoft; furthered our CaLLMTM family of language models, building on new and existing partnerships with Microsoft, NVIDIA, SiMa.AI, and ARM; continued our strong partnerships with major OEMs including Renault, JLR, Mercedes-Benz, Mahindra, Volkswagen, Suzuki, and more; received HARMAN's Best Technology Award and ECarX's Best Contribution Award; and advanced our non-automotive strategy with the global roll-out of our solutions in LG televisions and our new voice-powered kiosk solution.

We also bolstered our leadership by naming Tony Rodriquez as our Chief Financial Officer and Marion Harris to the Board of Directors, both of whom bring a wealth of financial and leadership experience to the Company.
Cerence believes good governance is critical to achieving long-term stockholder value. We are committed to governance practices and policies that serve the long-term interests of the Company and its stockholders. The following summarizes certain recent enhancements to our corporate governance practices and policies:
•updated our Corporate Governance Guidelines to, among other things, limit the number of other boards on which directors who serve as CEOs or equivalent senior executive positions may serve;
•revised our Stock Ownership Guidelines to add additional restrictions;
•reconstituted the Audit Committee of the Board, including appointing a new Committee Chairperson; and
•revised our overall Board composition.
Board of Directors
Our Board of Directors has a diverse mix of directors with complementary qualifications, skills, expertise, experience and attributes, which is essential to ensuring effective oversight of our business strategy and corporate governance practices. The members of the Board currently are:

Kristi Ann Matus Independent Board Chairperson Former CFO and COO, Buckle Agency	Finance and accounting expert with extensive enabled services experience.	Marion Harris Former Chairman and CEO, Ford Motor Credit Company	Automotive and financial services executive with significant financial, capital markets, risk management, business development, technology transformation, and global leadership experience.

Brian Krzanich President and CEO	Seasoned global public technology organization executive with significant expertise with retail automotive software supply, cloud computing and artificial intelligence.	Marcy Klevorn Former CIO, Ford Motor Company and EVP and President, Ford Mobility	Extensive knowledge and leadership of automotive and mobility organizations with significant transformation leadership and corporate governance experience.

Marianne Budnik Chief Marketing Officer, VAST Data	Seasoned technology marketing executive at high growth companies.	Alfred Nietzel Former CFO, CDK Global Inc.	Finance and accounting expert with extensive experience in the automotive supplier market.

Douglas Davis Former Senior Vice President, Intel Corp.	Extensive knowledge and leadership of technology organizations with strong global strategic planning, research and development and business acquisitions experience in the automotive industry.	Arun Sarin Former CEO, Vodafone Group Plc.	Seasoned global technology and telecommunications executive with significant global management experience.

All independent directors being nominated for re-election at the 2026 Annual Meeting have extensive professional experience relevant to their service on our Board. The chart below highlights specific areas in which we believe our independent directors have particularly deep experience relevant to such current profile and strategic needs.

Skills and Qualifications	Kristi Ann Matus	Marianne Budnik	Douglas Davis	Marion Harris	Marcy Klevorn
Business/Industry Knowledge
We are a software, solutions and professional services organization benefiting from experienced directors knowledgeable in the industry, markets and channel in which we operate.
	✓	✓	✓	✓	✓
Financial
We are a global publicly traded company conducting complex financial transactions requiring oversight of the processes associated with our financial management and the integrity of our financial results.
	✓			✓	✓
Global/Emerging Markets Experience We are a global organization participating in both mature and emerging markets, and benefit from a Board with prior international exposure and experience.		✓	✓	✓	✓
Leadership We are a complex, global organization benefiting from experienced oversight of our overall strategy and management, including assessing our strategies and operations.	✓	✓	✓	✓	✓
Technology/Innovation
We are a leading provider of cognitive assistants using voice recognition and natural language understanding solutions in highly dynamic and competitive markets and benefit from experience in understanding market trends and disruptive technologies and solutions.
		✓	✓	✓	✓

Corporate Governance
We are committed to good corporate governance, which we believe promotes the long-term interests of our stockholders, fosters sustained business success, and strengthens our Board of Directors and management accountability. We have the following practices in place to assist us in managing risk in order to promote the long-term interests of our stockholders.

✓Annual election of directors
✓Separate Chairperson and CEO
✓Substantial majority of independent directors
✓100% independent committee members
✓Independent directors meet regularly without management present
✓Stockholder right to call special meetings
✓Majority voting in director elections with resignation policy
✓Proxy access
✓Annual Board self-assessment and review of committee charters and governance policies and procedures

✓Annual say-on-pay vote
✓Pay-for-performance philosophy and structure
✓Stock ownership requirement for directors and executive officers, with CEO at 5x annual base salary
✓Anti-hedging and pledging policies
✓No automatic acceleration of equity awards upon a “change of control”
✓Use of independent compensation consultant to Compensation Committee
✓Compensation Recovery Policy

VOTING
Each share of Common Stock entitles the holder thereof to one vote on each of the matters to be acted upon at the 2026 Annual Meeting, including the election of directors. Votes cast online or by proxy at the 2026 Annual Meeting will be tabulated by The Carideo Group, the Inspector of Elections. Any proxy will be voted in accordance with the instructions thereon, and if no instructions are given, will be voted: (1) “FOR” the election of the six director nominees described in Proposal One; (2) “FOR” approval, on a non-binding, advisory basis, of the compensation of the Company’s named executive officers, as disclosed in this Proxy Statement and as described in Proposal Two; and (3) “FOR” ratification of the appointment of BDO USA PC as the Company’s independent registered public accounting firm for fiscal year 2026 as described in Proposal Three. A stockholder may indicate when it votes by the Internet, by telephone or on the enclosed proxy card that it is abstaining from voting on a particular matter (an “abstention”). A broker may indicate that it does not have discretionary authority as to certain shares to vote on a particular matter (a “broker non-vote”). Abstentions and broker non-votes are each tabulated separately.
The Inspector of Elections will determine whether or not a quorum is present at the 2026 Annual Meeting. In general, Delaware law and our Second Amended and Restated By-laws, as amended (“By-laws”), provide that a majority of the shares of Common Stock issued and outstanding and entitled to vote, present online or represented by proxy, constitutes a quorum. Abstentions and broker non-votes of shares that are entitled to vote are treated as shares that are present online or represented by proxy for purposes of determining the presence of a quorum.
For Proposal 1 (Election of Directors), each nominee receiving a majority of the votes cast will be elected. For this purpose, a majority of the votes cast means the number of votes cast for a director nominee must exceed the votes cast against that director nominee, with abstentions and broker non-votes not counted as a vote cast with respect to that director nominee. Each director nominee has provided an irrevocable resignation effective upon such person’s failure to receive a majority of the votes cast in an uncontested election. If such director nominee fails to receive a majority of the votes cast, then the Board shall consider such resignation and may either accept such resignation or reject such resignation and seek to address the underlying cause of the vote. The Board shall decide whether to accept or reject the resignation within 90 days following the certification of the stockholder vote. Once the Board makes this decision, the Company will promptly make a public announcement of the Board’s decision, including, in the event that the Board rejects the resignation, a statement regarding the reasons for its decision.
For Proposal 2 (Approval, on a non-binding, advisory basis, of the compensation of our named executive officers), an affirmative vote of a majority of the shares of Common Stock entitled to vote thereon and who are present online or represented by proxy is required to approve the proposal. In determining whether this proposal has been approved, abstentions are treated as present online or represented by proxy and entitled to vote, but not as voting for such proposal, and hence have the same effect as votes against such proposal. Because this proposal is a non-binding, advisory vote, the result will not be binding on our Board, our Compensation Committee, or us. However, our Board and our Compensation Committee value input from and the opinions of our stockholders and intend to consider the outcome of the vote when determining the compensation of our named executive officers. Proposal 2 is considered a non-routine matter for which brokers do not have discretionary voting power, and therefore, broker non-votes will have no effect on Proposal 2.
For Proposal 3 (Ratification of the appointment of BDO USA PC as the Company’s independent registered public accounting firm for fiscal year 2026), an affirmative vote of a majority of the shares of Common Stock entitled to vote thereon and who are present online or represented by proxy is required to approve the proposal. In determining whether this proposal has been approved, abstentions are treated as present online or represented by proxy and entitled to vote, but not as voting for such proposal, and hence have the same effect as votes against such proposal. Proposal 3 is considered a routine matter for which brokers have discretionary voting power.

All stockholders may vote their shares over the Internet, by telephone or during the annual meeting by going to www.virtualshareholdermeeting.com/CRNC2026. If you requested and/or received a printed version of the proxy card, you may also vote by mail.
•By Internet. You may vote at www.proxyvote.com, 24 hours a day, seven days a week. You will need the 16-digit control number included in your Notice of Internet Availability or proxy card (if you received a printed copy of the proxy materials). Votes submitted through the Internet must be received by 11:59 p.m. Eastern Time on February 11, 2026.
•By Telephone. You may vote using a touch-tone telephone by calling 1-800-690-6903, 24 hours a day, seven days a week. You will need the 16-digit control number included on your Notice of Internet Availability or proxy card (if you received a printed copy of the proxy materials). Votes submitted by telephone must be received by 11:59 p.m. Eastern Time on February 11, 2026.
•By Mail. If you received proxy materials, you may submit your vote by completing, signing and dating each proxy card received and returning it promptly in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. Sign your name exactly as it appears on the proxy card. Proxy cards submitted by mail must be received no later than February 11, 2026.
•During the Annual Meeting. You may vote during the annual meeting by going to www.virtualshareholdermeeting.com/CRNC2026. You will need the 16-digit control number included on your Notice of Internet Availability or proxy card (if you received a printed copy of the proxy materials). If you previously voted via the Internet (or by telephone or mail), it will not limit your right to vote online at the 2026 Annual Meeting.
If you hold your shares through a bank, broker or other nominee, please see the materials they sent to you for information about how to vote before the meeting.
If you vote via the Internet or by telephone, your electronic vote authorizes the named proxies in the same manner as if you signed, dated and returned your proxy card. If you vote via the Internet or by telephone, you do not need to return your proxy card.
VIRTUAL ANNUAL MEETING
The 2026 Annual Meeting will be a completely virtual meeting. We continue to use the virtual annual meeting format to facilitate stockholder attendance and participation by leveraging technology to communicate more efficiently with our stockholders. As such, there will be no physical meeting location, and the meeting will only be conducted via live webcast.
RECORD DATE AND SHARE OWNERSHIP
Holders of record of Common Stock as of the close of business on December 15, 2025 have the right to receive notice of and to vote at the 2026 Annual Meeting. On December 15, 2025, the Company had 45,016,034 shares of Common Stock issued and outstanding.
PROXIES
Proxies for use at the 2026 Annual Meeting are being solicited by the Company from its stockholders. Any person giving a proxy in the form accompanying this Proxy Statement has the power to revoke it at any time before its exercise by (1) filing with the Corporate Secretary of the Company a signed written statement revoking his, her or its proxy; (2) submitting an executed proxy bearing a date later than that of the proxy being revoked; or (3) by submitting a new vote over the Internet or by telephone. A proxy also may be revoked by attending and voting online at the 2026 Annual Meeting. Attendance at the 2026 Annual Meeting will not by itself constitute the revocation of a proxy. If you hold shares through a broker, bank or other nominee, you may revoke any prior voting instructions by contacting that firm and following the required procedures.

All proxies will be voted in accordance with the instructions contained in those proxies. If no choice is specified, the proxies will be voted in favor of the matters set forth in the accompanying Notice of Meeting. On any other matters properly brought before the 2026 Annual Meeting, the named proxies shall vote in accordance with their best judgment.
STOCKHOLDER PROPOSALS AND DIRECTOR NOMINATIONS FOR THE 2027 ANNUAL MEETING OF STOCKHOLDERS
Stockholders may present proper proposals or nominations for consideration at the Company’s 2027 Annual Meeting of Stockholders (the “2027 Annual Meeting”) by submitting their proposals or nominations in writing to the Company’s Corporate Secretary in a timely manner. Our By-laws require that certain information and acknowledgements with respect to the proposal or nomination be set forth in the stockholder’s notice. A copy of the relevant By-law provision is available upon written request to Cerence Inc., 25 Mall Road, Suite 416, Burlington, MA 01803, Attention: Corporate Secretary. In addition, the By-laws have been filed by the Company with the SEC and may be accessed through the SEC’s website at www.sec.gov.
Inclusion of Stockholder Proposals in Proxy Statement
Proposals of stockholders that are intended for inclusion in the Company’s proxy materials for the 2027 Annual Meeting must comply with the requirements of Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). A stockholder’s proposal must be delivered to or mailed and received by us no later than September 4, 2026 (i.e., the date that is 120 calendar days before the release date of the previous year’s annual meeting proxy statement) in order for it to be included in the Company’s proxy statement and form of proxy relating to the 2027 Annual Meeting.
Inclusion of Director Nominees in Proxy Statement
Our By-laws provide that a stockholder, or group of up to 20 stockholders, that has owned continuously for at least three years an aggregate of at least 3% of the outstanding Common Stock, may nominate and include in the Company’s proxy materials director nominees constituting up to the greater of two or 20% of the number of directors in office as of the deadline for such nomination, provided that the stockholder(s) and nominee(s) satisfy the requirements in the By-laws (a “proxy access nomination”). To be timely, a nomination notice and required information must be delivered to or mailed and received by the Company’s Corporate Secretary at our principal executive offices not less than 120 days nor more than 150 days prior to the anniversary of the date that the definitive proxy statement with respect to the preceding year’s annual meeting was first released to stockholders; provided, however, that in the event the date of the annual meeting is more than 30 days earlier or more than 60 days later than such anniversary date, notice by the stockholder to be timely must be so delivered or received no earlier than the 150th day prior to such annual meeting and not later than the close of business on the later of (1) the 120th day prior to such annual meeting or (2) the 10th day following the date on which we publicly announce the meeting date. Assuming the date of our 2027 Annual Meeting is not so advanced or delayed, stockholders who wish to include a director nominee in our proxy statement for the 2027 Annual Meeting must notify us no earlier than August 5, 2026 and no later than the close of business on September 4, 2026. Such notice must provide the information required by our By-laws.
In addition, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act, no later than December 14, 2026 (i.e., the date that is 60 days prior to the anniversary date of the 2026 Annual Meeting).
Inclusion of Stockholder Proposals or Nominations in Annual Meeting Agenda but Not in Proxy Statement
A stockholder proposal or a nomination for director to be presented at the 2027 Annual Meeting that is not to be included in the Company’s proxy statement and form of proxy relating to the meeting must be delivered to or mailed and received by the Company’s Corporate Secretary at our principal executive offices not less than 90 days nor more than 120 days prior to the first anniversary of the date of the immediately preceding annual meeting as first specified in the Company’s notice of meeting; provided, however, that in the event the date of the annual meeting is more than 30 days earlier or more than 60 days later than such anniversary date, notice by the stockholder to be timely must be so delivered or received no earlier than the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the date on which we publicly announce the meeting date. Assuming the date of our 2027 Annual Meeting is not so advanced or delayed, stockholders who wish to include a proposal or a nomination for director must notify us no earlier than October 15, 2026 and no later than the close of business on November 14, 2026. Such notice must provide the information required by our By-laws.
PROXY SOLICITATION COSTS
The expense of solicitation of proxies will be borne by the Company. In addition to solicitation of proxies by mail, certain officers, directors and Company employees, who will receive no additional compensation for their services, may solicit proxies by telephone, by email or other electronic communication, or in person. The Company is required to request brokers and nominees who hold stock in their name to furnish this proxy material to beneficial owners of the Common Stock and will reimburse such brokers and nominees for their reasonable out-of-pocket expenses in so doing.

PROPOSAL ONE
ELECTION OF DIRECTORS
At the 2026 Annual Meeting, six directors will be elected to the Board. The Nominating & Governance Committee of the Board recommended, and the Board approved, Kristi Ann Matus, Brian Krzanich, Marianne Budnik, Douglas Davis, Marion Harris, and Marcy Klevorn, as nominees for election at the 2026 Annual Meeting as directors. Each person elected as a director will be elected for a one-year term expiring at the 2027 Annual Meeting. Directors hold office until their successors have been duly elected and qualified, or until their earlier death, resignation or removal. Our Board currently consists of eight members. As we continue to evolve our Board, Arun Sarin and Alfred Nietzel are not standing for reelection, and the Nominating & Governance Committee of the Board recommended, and the Board approved, effective at the close of the 2026 Annual Meeting, that the size of the Board be decreased from eight (8) to six (6) directors.
The names of and certain biographical information about the director nominees are set forth below. The information below also includes the specific experience, qualifications, attributes and skills that led to our Board’s conclusion that the nominees should serve as a director of Cerence. There are no family relationships among any of our directors or executive officers.
Information Regarding the Nominees for Election as Directors

Board Nominee	Qualifications
Kristi Ann Matus Age: 57 Chairperson of the Board and Audit Committee Member (Audit Committee Chair until August 19, 2025) Board Member since: September 2019	Ms. Matus served as the CFO and COO of Buckle Agency LLC from 2020 to July 2022. From 2014 until 2020, Ms. Matus was an executive advisor to Thomas H. Lee Partners. From 2014 to 2016, Ms. Matus served as the Executive Vice President, Chief Financial and Administrative Officer at athenahealth, Inc. From 2012 to 2013, Ms. Matus served as Executive Vice President and Head of Governmental Services at Aetna, Inc. Prior to Aetna, she held several senior leadership roles at United Services Automobile Association, including Executive Vice President and Chief Financial Officer from 2008 to 2012. She began her career at Thrivent where she held various financial and operational roles for over a decade. Ms. Matus has been serving as a director of Ambac Financial Group, Inc. since 2023, and she has previously served as a director of Alliance Bernstein Holding L.P. from July 2019 to May 2023, and Equitable Holdings from September 2015 to May 2023. Ms. Matus holds a B.S. degree from University of Wisconsin, Oshkosh. Ms. Matus has extensive management and financial expertise as well as corporate governance and key leadership skills developed through her decades of experience, all of which we believe makes her well qualified to serve as a member of our Board.
Brian Krzanich Age: 65 Board Member since: October 2024	Mr. Krzanich has served as our President and Chief Executive Officer since October 7, 2024. Mr. Krzanich is an engineer and business executive, best known for his tenure as the CEO of Intel Corporation. Mr. Krzanich’s technical expertise, combined with his leadership skills, led to various senior roles. In 2013, Mr. Krzanich was appointed CEO of Intel Corp. In this role, he faced the challenge of guiding Intel through a rapidly changing technology landscape, including the shift from PC-centric computing to mobile- and data-centric technologies. Mr. Krzanich focused on expanding Intel’s reach beyond traditional CPUs to areas like artificial intelligence, autonomous driving, and the Internet of Things. In 2018, Mr. Krzanich joined CDK Global, a technology provider for the automotive industry, where he served as CEO from 2019 to 2022. During his tenure, he led the technology company through a successful sale to investment firm Brookfield Business Partners. Mr. Krzanich holds a Bachelor's Degree in Chemistry from San Jose State University. With his extensive global technology leadership and significant experience in the automotive industry, Mr. Krzanich brings a deep understanding of AI and next-generation technologies, all of which we believe makes him well qualified to serve as a member of our Board.

Marianne Budnik Age: 57 Nominating & Governance Committee Chair Board Member since: October 2019	Ms. Budnik has served as Chief Marketing Officer for VAST Data since September 2023. Previously, she served as Chief Marketing Officer at Talon Cyber Security from March 2022 to August 2023 and Crowdstrike Holdings Inc. from December 2020 to March 2022. Prior to joining Crowdstrike, Ms. Budnik served as Chief Marketing Officer for CyberArk Software Ltd. from 2017 to 2020. Her prior experience also includes serving as the Chief Marketing Officer for SimpliVity Corporation (acquired by Hewlett Packard Enterprise) from 2014 to 2017, and as Chief Marketing Officer for Acme Packet, Inc. (acquired by Oracle Corporation) and CA Technologies. Ms. Budnik has been serving as a director of F5, Inc. since October 2022, and she has previously served as a director of Schibsted Media Group from 2016 to 2020. Ms. Budnik holds an M.B.A. from Boston University Questrom School of Business, and a bachelor’s degree from Babson College. Ms. Budnik is a seasoned technology marketing executive, experienced in leading transformational marketing initiatives at high growth companies, and driving market disruption with some of the fastest growing B2B start-ups in the technology and telecommunications industries, all of which we believe makes her well qualified to serve as a member of our Board.
Douglas Davis Age: 64 Compensation Committee and Audit Committee Member Board Member since: May 2022	Mr. Davis served in various positions at Intel Corporation from 1984 until his retirement in 2019, most recently serving as Senior Vice President of Intel’s Automated Driving Group from 2017 to 2019, which included responsibility for forming the company’s automated driving business, establishing Intel as a leading supplier of chip technology for autonomous vehicles, and leading the company’s acquisition of Mobileye. From 2015 until 2017, Mr. Davis served as Senior Vice President and General Manager of Intel’s Internet of Things group. Mr. Davis has served as a director of Oshkosh Corporation since 2021 and Verra Mobility since 2019. Mr. Davis holds a M.B.A. from the Arizona State University W.P. Carey School of Business and a Bachelor’s Degree in Electrical Engineering from New Mexico State University. Mr. Davis is a technology industry veteran who brings to our Board strong global strategic planning experience and business leadership qualities, as well as valuable experience and relationships within the automotive, autonomous driving and IoT industries, which we believe makes him well qualified to serve as a member of our Board.

Marion Harris Age: 56 Audit Committee Chair Board Member since: April 2025	Mr. Harris has served as President and CEO of AgFirst Farm Credit Bank since July 2025. Previously, he spent more than 25 years at Ford, serving as Chairman and CEO of Ford Motor Credit Company from 2019 to 2024, where he led a digital transformation program that resulted in the highest consumer satisfaction in the industry. He served as Vice President of Ford Mobility, where he had operational responsibility for Ford's startup digital and mobility businesses. Mr. Harris also served as director of Ford Direct from July 2016 to July 2023. He holds a B.S. and M.A. in math from Mississippi State University. Mr. Harris has extensive automotive and financial services expertise, as well as significant experience with capital markets, risk management, business development, and technology transformation, in addition to key leadership skills developed through his decades of experience, all of which we believe makes him well qualified to serve as a member of our Board.
Marcy Klevorn Age: 66 Compensation Committee and Nominating & Governance Committee Member Board Member since: June 2023	Ms. Klevorn is a known and respected automotive and mobility industry leader, having spent 35 years at Ford Motor Company. During her tenure, she held varying executive and leadership roles within the company’s information technology organization, including global Chief Information Officer (“CIO”) and, previously, CIO of Ford Motor Company in Europe. Ms. Klevorn also served as EVP and President of Ford Mobility, where she oversaw Ford Smart Mobility LLC and its acquisitions and other investments that accelerated the company’s plans to design, build, grow, and invest in emerging mobility services. In this role, she also chaired the board of Ford Autonomous Vehicles LLC. Ms. Klevorn most recently served as the Chief Transformation Officer of Ford Motor Company, where she accelerated Ford’s transformation efforts by refining its corporate governance and fostering adoption of process improvements and agile teams. She also led partnerships with key technology partners. Ms. Klevorn has served as a director of Northern Trust Corporation since January 2019 and Humana, Inc. since February 2021. She holds a bachelor’s degree in business from the University of Michigan Stephen M. Ross School of Business. Ms. Klevorn has extensive automotive and mobility industry and transformation expertise as well as corporate governance and key leadership skills developed through her decades of experience, all of which we believe makes her well qualified to serve as a member of our Board.
Recommendation of the Board
THE BOARD UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE ELECTION OF THE SIX NOMINEES LISTED ABOVE TO SERVE AS DIRECTORS.

CORPORATE GOVERNANCE
Corporate Governance Overview
We are committed to good corporate governance, which we believe promotes the long-term interests of our stockholders and strengthens our Board of Directors and management accountability. Highlights of our corporate governance practices include the following:
✓Annual election of directors
✓Separate Chairperson and Chief Executive Officer
✓Substantial majority of independent directors
✓100% independent committee members
✓Independent directors meet regularly without management present
✓Stockholder right to call special meetings
✓Majority voting in director elections with resignation policy
✓Proxy access
✓Annual Board self-assessments and review of committee charters and governance policies and procedures
Framework
We have developed a corporate governance framework designed to ensure our Board has the opportunity, authority and practices to review, advise and evaluate our business operations and make decisions independent of management. Our goal is to align the interests of directors, management and stockholders and comply with or exceed the requirements of Nasdaq, and applicable laws and regulations. This framework establishes the practices our Board follows with respect to Board meetings, involvement of senior management, director compensation, Chief Executive Officer performance evaluation, management succession planning and Board committees.

Our Key Corporate Governance Documents

✓Amended and Restated Certificate of Incorporation ✓Second Amended and Restated By-laws ✓Corporate Governance Guidelines ✓Code of Conduct and Ethics Policy ✓Director and Executive Stock Ownership Policy	✓Compensation Committee Charter ✓Nominating & Governance Committee Charter ✓Audit Committee Charter ✓Related Party Transactions Policy ✓Compensation Recovery Policy

Role of the Board
Our business is managed under the direction of the Board. Management has primary responsibility for the day-to-day operations and affairs of our Company and the role of the Board is to provide independent oversight of management. In its oversight role, the Board, as a whole and through its committees, is responsible for establishing broad corporate policies and reviewing our overall performance. The Board selects and provides for the succession of executive officers and, subject to stockholder election, directors. The Board also evaluates the performance of our Chief Executive Officer and approves the compensation of our Chief Executive Officer after considering the recommendations of our Compensation Committee. The Board reviews and approves corporate objectives, strategies and annual investment plans, and evaluates significant policies and proposed major commitments of corporate resources. The Board also participates in decisions that have a potential major economic impact on our Company. Management keeps our directors informed of Company activity through regular communication, including written reports and presentations at Board and committee meetings, as well as through regular informal updates between meetings with Board members.
Board Leadership Structure
Our current leadership structure splits the roles of Chief Executive Officer and Chairperson, with Ms. Matus currently serving as our independent Chairperson. Our Corporate Governance Guidelines provide our Board of Directors with flexibility to select the appropriate leadership structure based on the specific needs of our business and the best interests of our stockholders. If the Chairperson of the Board is not independent, the Board will appoint a Lead Independent Director upon the recommendation of the Nominating & Governance Committee, which will be a director who qualifies as independent under the applicable rules of Nasdaq.
Independence of our Board
Under the Nasdaq Marketplace Rules, a director will qualify as an “independent director” if, in the opinion of our Board, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Having an independent Board is core to our governance practices. Our Board is currently comprised of eight directors. The Board has determined that Ms. Matus, Ms. Budnik, Mr. Davis, Mr. Harris, Ms. Klevorn, Mr. Nietzel, and Mr. Sarin are independent under the director independence standards of Nasdaq and the SEC, including Rule 10A-3(b)(1) under the Exchange Act. The Board has also determined that each member of each standing committee of the Board is independent. Mr. Krzanich, our Chief Executive Officer, is not considered an “independent director”. In making these determinations, the Board solicited information from each of our directors regarding whether such director, or any member of his or her immediate family, had a direct or indirect material interest in any transaction involving Cerence, or received personal benefits outside the scope of such person’s normal consideration.
Key Elements of Board Independence
✓7 out of 8 current directors, and 5 out of 6 director nominees at the 2026 Annual Meeting, are independent.
✓Executive sessions of independent directors – At each quarterly Board meeting, time is set aside for the independent directors to meet in executive session without management present. Additional executive sessions are held as needed.
✓Committee independence – Only independent directors are members of the Board’s standing committees. Each committee meets regularly in executive session.
✓Independent compensation consultant – The compensation consultant retained by the Compensation Committee is independent of the Company and management as determined by the Compensation Committee after evaluating the six independence factors required by Nasdaq and the SEC.
✓Independent Board Chairperson – Kristi Ann Matus currently serves as independent Chairperson of the Board. The Chairperson’s key responsibilities include:
•Calling meetings of the Board;

•Setting the agenda for Board meetings in consultation with the Chief Executive Officer, the Corporate Secretary, and other directors;
•Chairing executive sessions and coordinating activities of the independent directors; and
•Leading the Board’s annual Chief Executive Officer performance evaluation.
Corporate Governance Guidelines
The Board has adopted Corporate Governance Guidelines, which were last amended in December 2025, and are available under “Governance – Governance Documents” in the Investors section of our website, www.cerence.com. These guidelines cover, among other items, the following significant topics:
Board Selection Process and Qualifications. The Nominating & Governance Committee is responsible for reviewing the appropriate skills and characteristics required of prospective Board members and is responsible for recommending to the Board candidates for directorship. The Nominating & Governance Committee evaluates each individual in the context of the Board as a whole, with the objective of recommending a group that will best serve the interests of the Company and its stockholders. The Board believes that candidates for director should have certain minimum qualifications, including: (1) the highest personal and professional ethics and integrity; (2) skills that are complementary to those of the existing Board; (3) proven achievement and excellence in the nominee’s field; (4) relevant expertise upon which to be able to offer meaningful advice and guidance to management and make significant contributions to the Company’s success; (5) sufficient time to devote to affairs of the Company and contribute to the Company’s goals; (6) the ability to exercise sound business judgment; (7) the ability to meet other requirements as may be required by applicable rules, such as financial literacy or financial expertise with respect to Audit Committee members; and (8) an understanding of the fiduciary responsibilities that are required of a member of the Board and the commitment of time and energy necessary to diligently carry out those responsibilities. Among the criteria the Board may consider are overall experience, professional background, experience at policy making levels in business, finance and technology and other areas, education, skill, and other individual qualities and attributes. The Board endorses the value of seeking qualified directors from backgrounds relevant to the Company’s mission, strategy and business operations and perceived needs of the Board at a given time.
Director’s Eligibility, Education, and Term of Office. Directors may not serve on the board of directors of more than four other public companies without obtaining specific approval from the Board. Directors who serve as Chief Executive Officers or in equivalent senior executive positions should not serve on the board of directors of more than two other public companies without first obtaining specific approval from the Board. Each director is required to notify the Chairperson and the Chair of the Nominating & Governance Committee prior to accepting service on the board of any other public company. Each director also is required to notify the Chairperson and the Chair of the Nominating & Governance Committee upon a change in principal professional responsibilities. The Nominating & Governance Committee may consider such change of status in recommending to the Board whether the director should continue serving as a member of the Board. The Board encourages, and the Company will reimburse the costs associated with, directors participating in continuing director education. The Board does not presently believe that it should establish term limits or a mandatory retirement age, as term limits and mandatory retirement ages may result in the loss of long-serving directors who over time have developed unique and valuable insights into our business and therefore can provide significant contributions to the Board. As an alternative to term limits or a mandatory retirement age, the Board will routinely evaluate the directors and evaluate the need for changes to Board composition based on an analysis of skills and experience necessary for the Company.
Board Leadership. The leadership of the Board shall include a Chairperson of the Board and, if the Chairperson of the Board is not independent, there shall be a Lead Independent Director recommended by the Nominating & Governance Committee who shall be independent under the applicable rules of Nasdaq. The Chairperson of the Board or the Lead Independent Director, as applicable, shall serve as the focal point for independent directors in resolving conflicts with the Chief Executive Officer, or other independent directors, and coordinating feedback to the Chief Executive Officer on behalf of independent directors regarding business issues and Board management.

Committees. The current committee structure of the Board includes the following standing committees: Audit, Compensation, and Nominating & Governance. Additional committees may be created or disbanded upon approval of the Board. The Nominating & Governance Committee recommends, and the full Board approves, the composition of the Board’s standing committees. The charter of each standing committee is subject to review periodically to determine that the charter continues to address the purposes for which the committee was formed.
Standing Committees of the Board of Directors
The composition, duties and responsibilities of the standing committees of our Board of Directors are as set forth below. Each of these committees has a written charter approved by our Board. Copies of these committee charters are available, without charge, upon request in writing to Cerence Inc., 25 Mall Road, Suite 416, Burlington, MA 01803, Attention: Corporate Secretary, or under “Governance – Governance Documents” in the Investors section of our website, www.cerence.com.
The table below provides current membership for each standing committee of the Board:

Director	Audit	Compensation	Governance

Kristi Ann Matus

Marianne Budnik

Douglas Davis

Marion Harris

Marcy Klevorn

Alfred Nietzel

Arun Sarin

Brian Krzanich

Chair	Member	Financial expert
* Following the 2026 Annual Meeting, the Audit Committee will consist of Mr. Harris (Chair), Mr. Davis, and Ms. Matus; the Compensation Committee will consist of Ms. Matus (Chair), Mr. Davis, and Ms. Klevorn; and the Nominating & Governance Committee will consist of Ms. Budnik (Chair), Ms. Klevorn, and Ms. Matus.

Functions of the Standing Committees

Audit Committee The Audit Committee held 5 meetings during fiscal year 2025. Current Committee Members: •Marion Harris (Chair)* •Douglas Davis** •Kristi Ann Matus* •Alfred Nietzel
Primary Responsibilities
The Audit Committee was established in accordance with Section 3(a)(58)(A) and Rule 10A-3 under the Exchange Act. The responsibilities of our Audit Committee are more fully described in our Audit Committee charter (the charter is available under “Governance – Governance Documents” in the Investors section of our website, www.cerence.com), and they include, among other duties:
•Appointing, approving the compensation of, and assessing the engagement and independence of our independent registered public accounting firm;
•Pre-approving auditing and permissible non-audit services, and the terms of such services, to be provided by our independent registered public accounting firm;
•Reviewing and discussing with management and our independent registered public accounting firm our annual and quarterly financial statements and related disclosures as well as critical accounting policies and practices used by us;
•Considering matters relating to our accounting policies and coordinating the oversight and reviewing the adequacy of our internal controls over financial reporting;
•Inquiring about significant risks including, but not limited to, cybersecurity risks, reviewing our policies for enterprise risk assessment and risk management, and assessing the steps management has taken to control these risks;
•Establishing policies and procedures for the receipt and retention of accounting-related complaints and concerns;
•Monitoring the integrity of our financial statements and our compliance with legal and regulatory requirements as they relate to our financial statements and accounting matters;
•Preparing the Audit Committee report required by the SEC to be included in our annual proxy statement;
•Reviewing all related person transactions for potential conflict of interest situations and approving all such transactions;

•Reviewing the overall audit plan with our independent registered public accounting firm and members of management responsible for preparing our financial statements and reviewing whether non-audit services provided by the independent registered public accounting firm affect the accountants’ independence; and
•Reviewing the scope of our annual audits.

Financial Expertise and Independence
The Audit Committee has four members, each of whom is financially literate and meets the enhanced independence standards established by the Sarbanes-Oxley Act of 2002 and related rulemaking of the SEC. In addition, our Board has determined that Mr. Harris, Ms. Matus and Mr. Nietzel are audit committee financial experts as defined by Item 407(d)(5)(ii) of Regulation S-K of the Exchange Act.
Report
The Audit Committee Report is included in this Proxy Statement

* Mr. Harris replaced Ms. Matus as Chair of the Audit Committee on August 19, 2025.

** Following the 2025 Annual Meeting on February 13, 2025, Mr. Davis joined the Audit Committee and former Director Sanjay Jha left the Audit Committee.

Compensation Committee The Compensation Committee held 6 meetings during fiscal year 2025. Current Committee Members: •Alfred Nietzel (Chair) •Douglas Davis* •Marcy Klevorn
Primary Responsibilities
The responsibilities of our Compensation Committee are more fully described in our Compensation Committee charter (the charter is available under “Governance – Governance Documents” in the Investors section of our website, www.cerence.com), and they include, among other duties:
•Overseeing compensation plans, policies and benefit programs applicable to our executive officers;
•Reviewing and recommending to the Board the compensation of our Chief Executive Officer and approving the compensation of our other executive officers;
•Recommending and reviewing on a periodic basis the compensation payable to our directors in connection with their service on the Board and/or any committees of the Board;
•Overseeing the administration of our equity-based incentive compensation plans and our cash incentive plans where participants include executive officers;
•Reviewing and discussing with management the Company’s “Compensation Discussion and Analysis” section included in its proxy statement and producing a report to be included in the proxy statement; and
•Assessing the results of the most recent advisory vote on executive compensation and taking such assessment into consideration when establishing or recommending the compensation of the Company’s executive officers.
Independence
The Compensation Committee consists entirely of independent directors, each of whom meets the independence requirements set forth in the Nasdaq rules.
Report
The Compensation Committee Report is included in this Proxy Statement.

* Following the 2025 Annual Meeting on February 13, 2025, Mr. Davis joined the Compensation Committee and Ms. Budnik left the Compensation Committee.

Nominating & Governance Committee The Nominating & Governance Committee held 8 meetings during fiscal year 2025. Current Committee Members*: •Marianne Budnik (Chair) •Marcy Klevorn •Arun Sarin
Primary Responsibilities
The responsibilities of our Nominating & Governance Committee are more fully described in our Nominating & Governance Committee charter (the charter is available under “Governance – Governance Documents” in the Investors section of our website, www.cerence.com), and they include, among other duties:
•Overseeing our corporate governance practices;
•Considering and reporting to our Board on matters relating to the identification, selection and qualification of candidates to serve as directors;
•Reviewing and discussing with the Chief Executive Officer and reporting to the Board development and corporate succession plans for the non-CEO members of the executive team;
•Considering the background, experience and personal characteristics of any nominee for election to the Board in the overall context of the composition of the Board;
•Recommending to our Board on an annual basis the candidates to be nominated by our Board for election as directors at our annual meeting of stockholders; and
•Overseeing our Board’s annual self-assessment.
Independence
The Nominating & Governance Committee consists entirely of independent directors, each of whom meets the independence requirements set forth in the Nasdaq rules.
* Following the 2025 Annual Meeting on February 13, 2025, Mr. Davis left the Nominating & Governance Committee.

Compensation Committee Interlocks and Insider Participation
During fiscal year 2025, Mr. Nietzel (Chair), Ms. Budnik, Mr. Davis, and Ms. Klevorn served as members of the Compensation Committee. None of the members of the Compensation Committee is or has been an officer or employee of the Company or had any other relationships with us requiring disclosure in this Proxy Statement. In addition, none of the Company’s executive officers serve on the board of directors or compensation committee of a company that has an executive officer that serves on the Board or Compensation Committee.
Meeting Attendance
Each quarter, our Board holds two-day meetings. Committee meetings occur the first day before the Board meeting. At each quarterly Board meeting, time is set aside for the independent directors to meet without management present. The Board also meets between quarterly meetings as necessary. Our Board met 8 times during fiscal year 2025.
In fiscal year 2025, the Board and standing committees of the Board held a total of 27 meetings. In addition to formal committee meetings, the chair of each committee engaged in regular discussions with management regarding various issues relevant to their respective committees. All directors attended 75% or more of the total number of meetings of the Board and the committees of which they were members during fiscal year 2025.

Although we do not have a formal policy regarding attendance by members of the Board at our annual meeting of stockholders, directors are encouraged to attend the annual stockholders meeting. All directors that stood for reelection to the Board attended the annual stockholders meeting in February 2025.
Consideration of Director Nominees
The Nominating & Governance Committee will consider properly submitted stockholder nominations for candidates for membership on the Board as well as candidates recommended for consideration by the Nominating & Governance Committee. Any stockholder nominations must comply with the requirements of the By-laws. In addition, stockholder nominations should be submitted within the timeframe specified under Stockholder Proposals and Director Nominations for the 2027 Annual Meeting above for inclusion in the proxy materials or agenda, as appropriate, and addressed to: Cerence Inc., 25 Mall Road, Suite 416, Burlington, MA 01803, Attention: Corporate Secretary.
A stockholder that instead desires to merely recommend a candidate for consideration by the Nominating & Governance Committee shall direct the recommendation in writing to Cerence Inc., 25 Mall Road, Suite 416, Burlington, MA 01803, Attention: Corporate Secretary, and must include the candidate’s name, home and business contact information, detailed biographical data and qualifications, information regarding any relationships between the candidate and the Company within the last three years, and evidence of the nominating person’s ownership of Company stock.
The Board believes that candidates for director should have certain minimum qualifications, including: (1) the highest personal and professional ethics and integrity; (2) skills that are complementary to those of the existing Board; (3) proven achievement and excellence in the nominee’s field; (4) relevant expertise upon which to be able to offer meaningful advice and guidance to management and make significant contributions to the Company’s success; (5) sufficient time to devote to affairs of the Company and contribute to the Company’s goals; (6) the ability to exercise sound business judgment; (7) the ability to meet other requirements as may be required by applicable rules, such as financial literacy or financial expertise with respect to Audit Committee members; and (8) an understanding of the fiduciary responsibilities that are required of a member of the Board and the commitment of time and energy necessary to diligently carry out those responsibilities.
Communication with the Board of Directors
Although we do not have a formal policy regarding communications with our Board, we have provided instructions so that stockholders who are interested in communicating with our Board will be able to do so by writing to us at Cerence Inc., 25 Mall Road, Suite 416, Burlington, MA 01803, Attention: Corporate Secretary. Stockholders who would like their submission directed to a particular member of our Board may so specify.
Code of Conduct and Ethics
We have adopted a written Code of Conduct and Ethics Policy that is designed to deter wrongdoing and to promote, among other things:
•honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;
•the avoidance of conflicts of interest, including disclosure to an appropriate person or persons identified in the code of any transaction or relationship that reasonably could be expected to give rise to such a conflict;
•full, fair, accurate, timely and understandable disclosure in reports and documents that we file with, or submit to, the SEC and in other public communications we make;
•compliance with applicable governmental laws, rules and regulations, including foreign corrupt trade practices;
•adherence to all policies, including insider trading policies;

•the prompt internal reporting to an appropriate person or persons identified in the code of violations of the code; and
•accountability for adherence to the code.
A copy of the Company’s Code of Conduct and Ethics Policy is available under “Governance – Governance Documents” in the Investors section of our website, www.cerence.com.
Derivatives Trading, Hedging and Pledging Policies
We prohibit our employees and members of the Board from speculating in our equity securities, including the use of short sales or any trading in publicly available options or derivative securities with respect to Cerence stock. We prohibit our employees and members of the Board from purchasing Cerence stock on margin (i.e., borrowing money from a brokerage firm, bank or other entity in order to buy Cerence stock). In addition, our employees and members of the Board are further prohibited from pledging Company securities as collateral for a loan (whether in a margin account or otherwise).
Board’s Role in Risk Oversight
The Board has an active role, as a whole and also at the committee level, in overseeing management of Company risk. This role is one of informed oversight rather than direct management of risk. The Board reviews and consults with management on strategic direction, challenges and risks faced by the Company. The Board also reviews and discusses with management quarterly financial results and forecasts. The Audit Committee oversees management of financial risks, including investment and foreign currency fluctuation mitigation policies and risks. The Audit Committee’s charter also includes in its responsibilities oversight of cybersecurity exposures and mitigation. The entire Board’s oversight on cybersecurity includes updates from the Audit Committee, senior management and the Company’s experts in areas such as cybersecurity threats, and technologies and solutions both deployed internally and for the benefit of the Company’s customers, and policies and procedures to address these risks. The Compensation Committee is responsible for overseeing the management of risks relating to and arising from the Company’s compensation plans and arrangements. These committees provide regular reports—generally on a quarterly basis—to the full Board.
Management has responsibility for the direct management and oversight of legal, financial, cybersecurity, privacy and commercial compliance matters, which includes identifying areas of risk and implementing policies, procedures and practices to mitigate the identified risks. Additionally, the Chief Financial Officer and General Counsel provide periodic reports to the Audit Committee concerning financial, tax, legal and compliance related risks. Management also provides the Audit Committee with periodic reports on the Company’s compliance programs and efforts, investment policy and practices, and compliance with debt covenants. Management and the Compensation Committee’s compensation consultant provide analysis of risks related to the Company’s compensation programs and practices to the Compensation Committee.
The Nominating & Governance Committee oversees the Company’s environmental, social and governance ("ESG") performance, strategies, goals and objectives and monitors evolving ESG risks and opportunities. The Compensation Committee periodically reviews ESG matters that are relevant to its oversight responsibilities, including matters with respect to talent development, employee engagement, and culture. Further, the Audit Committee is engaged to provide regular oversight of ethics and compliance matters. We review our Company-wide initiatives and efforts in this area at least twice a year with the full Board. The Board and its committees offer feedback to management on best practices that help guide the development of our various initiatives.

COMPENSATION OF NON-EMPLOYEE DIRECTORS
Our Compensation Committee is responsible for evaluating and recommending to the Board for approval our non-employee director compensation program. In carrying out this responsibility, the Compensation Committee periodically reviews and evaluates, in consultation with its independent compensation consultant, recent trends in director compensation, related corporate governance best practices, and comparable market data, including data from the peer group that the Compensation Committee uses for executive compensation purposes. The Board retains the ultimate authority to determine the form and amount of director compensation.
Our non-employee director compensation program is intended to (i) ensure that our directors are compensated appropriately for their substantial time commitment and responsibilities given the size and complexity of our operations and the Board’s significant oversight and advisory responsibilities, (ii) enable us to attract and retain highly qualified directors, and (iii) be transparent and foster alignment with our stockholders.
The elements of our non-employee director compensation for fiscal year 2025 were as follows:

Fiscal Year 2025 Compensation Structure for Directors
Regular Retainers
Annual Base Retainer (TOTAL—Cash and Equity)	$235,000
Cash	$100,000
Stock Award	$135,000
Independent Board Chair Retainer	$80,000
Committee Chair Retainers
Annual Audit Committee Chair Retainer	$15,000
Annual Compensation Committee Chair Retainer	$12,500
Annual Nominating & Governance Chair Retainer	$10,000
In connection with ad hoc committees that may be formed from time to time, committee fees, if any, are determined by the Board upon the recommendation of the Compensation Committee with advice from its independent compensation consultant.
Annual equity grants to non-employee directors vest in full on the earlier of the next annual meeting of stockholders or the first anniversary of the date of grant subject to continued service through such date. Each newly appointed director (i.e., directors appointed prior to the annual stockholders’ meeting) is entitled to an annual grant upon appointment to the Board, which vests in full at the conclusion of the current annual vesting period. All equity awards granted to non-employee directors fully accelerate and vest upon a "change of control" (as defined in the Company's 2019 Equity Incentive Plan). Non-employee directors are subject to stock ownership guidelines that require non-employee directors to hold equity with a value equal to three times the annual cash retainer for service on the Board and retention of 25% of the net shares received as a result of vesting of restricted stock units (“RSUs”) until the ownership guideline is attained.

FISCAL YEAR 2025 DIRECTOR COMPENSATION TABLE
The following table sets forth a summary of the compensation earned by, or paid to, our non-employee directors in fiscal year 2025:

Name	Fees Earned or Paid in Cash ($)	Stock Awards (1)(2)	Total ($)
Kristi Ann Matus	163,472	144,547	308,019
Thomas Beaudoin (4)	37,250	—	37,250
Marianne Budnik	111,694	144,547	256,241
Douglas Davis	100,000	144,547	244,547
Marion Harris (3)	51,750	112,117	163,867
Sanjay Jha (4)	41,000	—	41,000
Marcy Klevorn	100,000	144,547	244,547
Alfred Nietzel	112,500	144,547	257,047
Arun Sarin	128,083	144,547	272,630
_____________________________
(1)Amounts reported in the Stock Awards column represent the grant date fair value of annual RSU awards granted to the non-employee members of the Board during fiscal year 2025, computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation-Stock Compensation (“FASB ASC Topic 718”) based on the closing market price of our Common Stock on the grant date of February 13, 2025 (which was $14.52 per share) for directors except Mr. Harris for whom the grant date was April 1, 2025 (and the closing market price of our Common Stock on such date was $7.89 per share). The number of RSUs issued was based on the average closing market price of our Common Stock for the 20 trading days including and preceding the grant date. The use of an average of the closing market price for our Common Stock for purposes of converting the dollar value targets into shares was intended to smooth the impact of short-term stock price volatility, thereby mitigating the risk of a windfall or impairment to the award opportunity. As this average stock price differs from the closing market price on the grant date, the values reflected in this table differ from the target values.
(2)As of September 30, 2025, our non-employee directors held the following number of unvested RSUs: Ms. Matus, 9,995 RSUs; Ms. Budnik, 9,995 RSUs; Mr. Davis, 9,995 RSUs; Mr. Harris, 14,210 RSUs; Ms. Klevorn, 9,995 RSUs; Mr. Nietzel, 9,995 RSUs; and Mr. Sarin, 9,995 RSUs. Mr. Beaudoin and Mr. Jha did not hold any unvested RSUs as of September 30, 2025.
(3)Mr. Harris was appointed to the Board effective April 1, 2025.
(4)Mr. Beaudoin and Mr. Jha ceased being members of the Board as of February 13, 2025.

EXECUTIVE OFFICERS
The following table provides information regarding our current executive officers.

Executive Officer	Biography
Brian Krzanich Age: 65 President and Chief Executive Officer
Brian Krzanich is President and Chief Executive Officer of Cerence and a member of the Board. Mr. Krzanich joined Cerence in October 2024. He is an engineer and business executive, best known for his tenure as the CEO of Intel Corporation. Mr. Krzanich joined Intel in 1982 as a process engineer and early in his career rose through the ranks in manufacturing, working on key projects involving the company’s factory operations and supply chains. His technical expertise, combined with his leadership skills, led to various senior roles, including overseeing Intel’s global manufacturing, supply chain, and infrastructure. In 2013, Mr. Krzanich was appointed CEO of Intel Corporation. In this role, he faced the challenge of guiding Intel through a rapidly changing technology landscape, including the shift from PC-centric computing to mobile- and data-centric technologies. He focused on expanding Intel’s reach beyond traditional CPUs to areas like artificial intelligence, autonomous driving, and the IoT. In 2018, Mr. Krzanich joined CDK Global, a technology provider for the automotive industry, where he served as CEO from 2019 to 2022. During his tenure he led the technology company through a successful sale to investment firm Brookfield Business Partners.
Mr. Krzanich graduated from San Jose State University with a degree in chemistry.

Nils Schanz Age: 43 Executive Vice President, Product and Technology
Nils Schanz has served as our Executive Vice President, Product and Technology since August 2024. Prior to that, he served as our Chief Product Officer since November 2022. As Executive Vice President, Product and Technology, Mr. Schanz leads Cerence’s global technology, engineering, and product development organization, driving alignment across innovation, product, and customer delivery and positioning Cerence to meet the current and future needs of its customers. A respected and accomplished automotive and AI technology leader, Mr. Schanz joined Cerence from Mercedes-Benz AG and Daimler, where he developed the highly regarded MBUX (Mercedes-Benz User Experience), the automaker’s intuitive, high-tech multimedia system, and launched other widely acclaimed innovations such as the award-winning MBUX Hyperscreen and the Voice Assistant “Hey Mercedes.” From 2018 until November 2022, he served as Global Head of User Interaction & Voice Control at Mercedes-Benz AG, leading a cross-functional team with global responsibility for digital user interface and user experience. Prior to his most recent role at Mercedes-Benz AG and Daimler, Mr. Schanz held a variety of positions in research and development, product management, and marketing. In addition to his Germany-based roles, he also spent time in Silicon Valley as Director of IoT & Wearables at Mercedes-Benz Research & Development North America.

Executive Officer	Biography
Jennifer Salinas Age: 53 Executive Vice President, Chief Administrative Officer and General Counsel
Jennifer Salinas has served as our Executive Vice President, Chief Administrative Officer and General Counsel since June 2024. Prior to that, she served as Senior Vice President and General Counsel from April 2022 to June 2024. As Executive Vice President, Chief Administrative Officer and General Counsel, Ms. Salinas oversees the Company’s day-to-day administrative activities and corporate operations and leads the Company’s transformation efforts, with a focus on driving cross-functional initiatives that help balance the Company’s cost structure in accordance with its current level of business, while ensuring delivery of Cerence’s Generative AI roadmap and customer commitments. Ms. Salinas also serves as strategic advisor and leads the legal organization in a wide range of matters, including intellectual property, litigation, labor and employment, corporate governance, strategic transactions, and regulatory and compliance. Ms. Salinas also leads the Company’s information technology and human resources organizations. Prior to Cerence, from 2018 to 2022, Ms. Salinas was Global Head of Litigation at Lenovo, the largest PC company worldwide, and from 2020 to 2022 General Counsel of the Infrastructure Solutions Group, a $7 billion Lenovo business unit. Her extensive background also includes 20 years of experience, including ten years as an intellectual property partner, at several prominent law firms. She is the former President of the Hispanic National Bar Association and has received numerous awards and recognitions throughout her career. She earned her Juris Doctor degree in Law from Loyola University Los Angeles, graduating cum laude and in the order of the coif, and a bachelor’s in political science from San Diego State University.

Executive Officer	Biography
Antonio Rodriquez Age: 60 Executive Vice President, Chief Financial Officer
Antonio “Tony” Rodriquez has served as our Executive Vice President, Chief Financial Officer since November 2024. He previously served as our Interim Chief Financial Officer from June 2024 until his appointment as Executive Vice President, Chief Financial Officer in November 2024. As Chief Financial Officer, Mr. Rodriquez is responsible for the management and oversight of Cerence’s finance organization, including accounting, tax, financial planning and analysis, treasury, facilities, and procurement. Prior to his appointment as the Company’s Chief Financial Officer, Mr. Rodriquez served as a CFO Partner at CSuite Financial Partners, a financial executive services firm, during which he served as Chief Financial Officer of The Bouqs Company from 2019 to 2023 and, as mentioned, as Interim Chief Financial Officer of the Company. Mr. Rodriquez has spent the last 25+ years as a financial leader in both private and public corporations, including in the eCommerce, software as a service ("SaaS"), advertising media and consumer marketing industries. Prior to joining CSuite Financial Partners, from 2010 to 2018, Mr. Rodriquez served as CFO of TouchCommerce Inc., a rapidly growing SaaS-based digital interaction technology and service company. Mr. Rodriquez began his career at KPMG LLP where he serviced international public and private companies in the manufacturing, retail, distribution, and technology sectors as an assurance senior manager. Mr. Rodriquez is a certified public accountant (inactive) with a bachelor’s degree in business administration and accounting from California State University, Northridge.

Christian Mentz Age: 45 Executive Vice President, Chief Revenue Officer	As Chief Revenue Officer, Christian Mentz drives Cerence’s go-to-market strategy, accelerating growth and expanding the Company’s relationships with its automaker and mobility customers worldwide. In this role, Mr. Mentz leads Cerence’s sales, business development, sales engineering, and marketing teams. A seasoned automotive technology executive, Mr. Mentz joined Cerence from Amazon, where he most recently led Global Business Development and Marketing for Amazon Smart Vehicles from April 2019 to September 2023 and was responsible for commercial operations and go-to-market strategies across a wide range of automotive digital cabin products and services. Previously, from 2008 to 2019, Mr. Mentz held progressing automotive sales leadership roles at Nuance, including Vice President - Automotive Sales & Sales Engineering. He holds a Master’s Degree in Communications from The Philipp University of Marburg, Germany, and continued his education in Change and Innovation Management at the University of St. Gallen, Switzerland.
COMPENSATION DISCUSSION AND ANALYSIS
This Compensation Discussion and Analysis (“CD&A”) discusses our compensation policies and determinations that apply to our named executive officers for fiscal year 2025 (“NEOs”). When we refer to our NEOs, we are referring to the following individuals whose fiscal year 2025 compensation is set forth below in the Fiscal Year 2025 Summary Compensation Table and subsequent compensation tables.

Name	Position
Brian Krzanich	President and Chief Executive Officer (since October 7, 2024)
Stefan Ortmanns	Former President and Chief Executive Officer (until October 6, 2024)
Antonio (Tony) Rodriquez	Executive Vice President, Chief Financial Officer (since November 29, 2024) and Interim Chief Financial Officer (from June 4, 2024 - November 28, 2024)
Nils Schanz	Executive Vice President, Product and Technology
Jennifer Salinas	Executive Vice President, Chief Administrative Officer and General Counsel
Christian Mentz	Executive Vice President, Chief Revenue Officer
While the discussion in the CD&A is focused on our NEOs, many of our executive compensation programs apply broadly across our senior leadership team.
Executive Summary
Say-on-Pay Vote and Stockholder Engagement
The Compensation Committee and the Board remain committed to a pay-for-performance philosophy that ties compensation to the achievement of the Company’s operational, financial, and strategic objectives that are core to the creation of sustainable long-term stockholder value. As a cutting-edge technology company in a highly dynamic and competitive sector, it is critically important that we maintain a market-competitive executive compensation program that enables us to attract and retain talent, both at the senior leadership level and throughout the Company.
The Compensation Committee and the Board considered the results of our stockholder “say-on-pay” advisory vote at the 2025 Annual Meeting of Stockholders, at which approximately 96.4% of votes cast were in favor of the fiscal year 2024 compensation of our NEOs. We view this level of support for our executive compensation program as indicative of broad stockholder agreement with the philosophy and policies on which our executive compensation program is premised.
We actively seek and value the views of our stockholders and continue to be receptive to stockholder feedback about our executive compensation program. During fiscal year 2025, we solicited feedback on our executive compensation program from our ten largest investors; two substantial investors, as well as representatives from Institutional Shareholder Services and Glass Lewis & Co, accepted our invitation and we met with them.
The Chair of our Compensation Committee was present at every meeting and was joined by other members of the Compensation Committee whenever possible. The discussions were robust and the perspectives we heard reflected thoughtful awareness of the competitive landscape in which we operate. Our talent competitors run the spectrum from deep pocketed industry veterans who have the wallet to provide rich compensation packages, to venture-backed AI and technology startups who have the ability to offer sizeable equity packages to attract talent.
The discussion focused on the following three themes and the feedback we received was shared with the full Board.
•New CEO Hire: Mr. Krzanich was a critical hire to stabilize and scale our business for future growth. Investors recognized the need to offer Mr. Krzanich a market competitive equity package in order to induce him to accept the role and the corresponding dilution due to the low stock price at the time of hire. Investors commented positively on the fact that 50% of the equity award was performance-based. Under Mr. Krzanich's leadership, Cerence's total stockholder return ("TSR") performance was 228% as of the close of fiscal year 2025, our innovation roadmap has been accelerated, and our differentiation beyond automotive has been reinvigorated.
•Duplication of Revenue Metric in STIP and LTIP: The rationale for including a revenue metric in both our short-term incentive plan (STIP) and long-term incentive plan (LTIP) was discussed in detail. Investors recognized the importance of growing the top line and driving strong margins for our long-term success. Importantly, the LTIP goals are pre-established and measured annually over a one-, two- and three-year period and investors commented positively on our practice of setting stretch goals for both STIP and LTIP awards.
With respect to setting the fiscal year 2025 revenue goal, we explained that the revenue guidance for fiscal year 2025 was approximately 25% less than our fiscal year 2024 actual performance due primarily to an early termination agreement relating to a legacy contract acquired by Nuance through a 2013 acquisition as further described below.
•Special Retention Awards: Investors cautioned that special retention awards should be used judiciously but, in light of the hyper-competitive talent market in which we operate, understood the need to make the retention awards to Messrs. Schanz and Mentz, who are both critically important to our business. It is our intention to grant special awards only when necessary to meet unique or urgent retention needs.
Consistent with the recommendation of our Board and the preference of our stockholders as reflected in the non-binding, advisory vote on the frequency of future say-on-pay votes conducted at our 2022 Annual Meeting of Stockholders, we intend to hold an annual non-binding, advisory vote on the compensation of our NEOs until at least the next non-binding, advisory vote regarding the frequency of future say-on-pay votes, which will occur no later than our 2028 Annual Meeting of Stockholders.
Key Fiscal Year 2025 Compensation Actions
The primary elements of our total direct compensation program for the NEOs and a summary of the actions taken by the Compensation Committee during fiscal year 2025 are set forth below.

Compensation- Component	Link to Business and Talent Strategies	Key Fiscal Year 2025 Compensation Actions
Base Salary	•Competitive base salaries help attract and retain executive talent.
•There was no base salary increase for Dr. Ortmanns, Ms. Salinas, or Mr. Schanz; Mr. Krzanich's and Mr. Rodriquez's base salaries were negotiated at the time of hire.
•In connection with his promotion to Executive Vice President, Chief Revenue Officer, Mr. Mentz's base salary was increased.

STIP	•Focus executives on achieving annual financial and non-financial results that are key indicators of annual financial and operational performance.	•For fiscal year 2025, STIP bonuses were earned at 146.3% of target for each NEO. There was a 10% individual modifier, resulting in a payout of 160.93% of target for each NEO.

Compensation- Component	Link to Business and Talent Strategies	Key Fiscal Year 2025 Compensation Actions
LTIP
•Long-term incentive awards (excluding new hire awards) are equity-based and consist of performance-based restricted stock units (“PSUs”) weighted at least 50% and RSUs weighted no more than 50%.
•PSUs are earned based on achievement of revenue and Adjusted EBITDA (each weighted 50%) goals, which are key top-line and bottom-line performance indicators.
•RSUs provide focus on stock price growth and serve our talent retention objectives.

•Dr. Ortmanns did not receive an LTIP award.
•Mr. Krzanich and Mr. Rodriquez received LTIP awards as part of their new hire offer packages.
•Ms. Salinas and Mr. Mentz received an LTIP award as part of their promotions.
•Mr. Schanz received an annual LTIP award.
•The fiscal year 2025 performance tranches for outstanding PSUs were earned as follows:
•Fiscal 2023 Transformation Incentive Award ("TIA") PSU / Non-TIA PSU Award (third tranche) – Below threshold performance resulted in zero payout.
•Fiscal 2024 PSU Award (second tranche) – Below threshold performance resulted in zero payout.
•Fiscal 2025 PSU Award (first tranche) – 159.77% earned, but remains subject to continued time-based vesting until the end of fiscal year 2027.
•The rigor of the Compensation Committee’s goal setting is evidenced by the fact that two of the three PSU performance tranches above resulted in zero payouts.

Leadership Changes
Effective as of October 7, 2024, Mr. Krzanich was appointed as President and Chief Executive Officer and as a member of the Board. Mr. Krzanich succeeded Dr. Ortmanns as President and Chief Executive Officer. Dr. Ortmann's termination was a termination without "cause" under his existing Change of Control and Severance Agreement with our German subsidiary and his Change of Control Equity Acceleration Agreement with the Company and, in connection with such termination, he received the severance compensation and benefits provided under such agreements, as described in more detail below under "Potential Payments on Termination or Change of Control".
Our Executive Compensation Philosophy
The Compensation Committee believes that our executive compensation program should reward actions and behaviors that drive long-term stockholder value creation and seeks to foster these objectives through a compensation system that focuses heavily on variable, performance-based incentives that create a balanced focus on our short-term and long-term financial, operational and strategic goals. To that end, the Compensation Committee’s goal is to implement an executive compensation program that is built upon the following objectives:

Principle	Description
Business Driven	Compensation should be aligned with the Company’s business goals.
Performance Differentiated	Incentive compensation should create an effective link between pay and performance.
Market Competitive	The total compensation package should be competitive to retain, motivate and incentivize executives to successfully execute our business strategy.
Stockholder Aligned	Compensation should be aligned with stockholder interests by delivering a substantial component in the form of equity-based awards.
For fiscal year 2025 the targeted mix of total direct compensation for our CEO, Mr. Krzanich, and other incumbent NEOs (as an average) is illustrated below.
We believe the mix of compensation, the allocation between cash and equity, the time horizon between short-term and long-term, and the differentiation between fixed and variable compensation collectively provide appropriate incentives to motivate near-term performance, while providing significant incentives to keep executives focused on longer-term corporate goals that drive stockholder value.

The table below describes the Company’s pay components, along with the role and factors for determining each pay component applicable to our NEOs in fiscal year 2025.

Pay Component	Fixed vs. Variable	Role	Determination Factors
Base Salary	Fixed Compensation	•Provides fixed portion of annual cash income	•Competitive market levels and executive’s overall experience, tenure, and responsibilities •Annual increases (if any) also consider performance and contribution
STIP	Variable Compensation	•Provides variable portion of annual income •Focuses executives on annual objectives that support long-term strategy and value creation
•Target opportunities based on competitive market levels and skills and performance of executive
•Actual payouts based on performance against pre-established annual corporate goals and individual contribution levels

Long-Term Equity Incentive Compensation: •PSUs •RSUs	Variable Compensation	•Incentivizes financial performance to drive value creation •Aligns interests of executives with stockholders •Encourages equity ownership •Promotes retention
•Target awards based on competitive market levels and executive’s level of responsibility, criticality of role, retention considerations, individual performance and ability to contribute to the Company’s long-term success
•Realized value based on actual performance against pre-established financial goals and stock price performance

Fiscal Year 2025 Compensation Program Changes
Our compensation programs are intended to focus our leadership team on key areas that drive the business forward and align with the long-term interests of our stockholders. For fiscal year 2025, the Compensation Committee made the following changes to the short-term and long-term incentive programs to continue driving performance and reinforce our strategic objectives.
Fiscal Year 2025 STIP Changes
•The fiscal year 2025 STIP consists of only financial measures:

•Adjusted EBITDA was replaced by Non-GAAP operating expense ("OPEX") (25% weight) to focus on cost efficiency which is a critical focus area for the Company; revenue (50% weight) and Adjusted Free Cash Flow (25% weight) continued as metrics; and
•The strategic score card was eliminated for fiscal year 2025 due to the business transformation and sharpened focus on delivering financial performance.
Fiscal Year 2025 LTIP Changes
•Adjusted EBITDA Margin was replaced with Adjusted EBITDA to focus on gross operating profitability as we drive long-term growth.

Note that we have deliberately included a revenue metric in both our STIP and LTIP to emphasize the importance of growing the top line and driving strong margins for our long-term success.

Fiscal Year 2025 Compensation Snapshot
The Company’s fiscal year 2025 executive compensation program can be summarized as follows:

Fiscal Year 2025 Total Direct Compensation Element
		STIP	LTIP
	Base Salary	Annual Bonus	Performance- Based Restricted Stock Units	Time-Based Restricted Stock Units
When Granted	Annually	Annually	Annually	Annually
Form of Delivery	Cash	Cash	Equity	Equity
Type of Performance	Short-Term Emphasis (Fixed)	Short-Term Emphasis (Variable)	Long-Term Emphasis (Variable)	Long-Term Emphasis (Variable)
Performance Period	—	1 year	Pre-set 3-year annual goals, measured during each fiscal year	—
Vesting Period	—	1 year	3 year cliff vesting with annual banking	3 year ratable vesting
How Payout Is Determined	Compensation Committee Determination or Board (for the CEO) Determination	Pre-Established Formula / Individual Performance Modifier	Pre-Established Formula	Value dependent on stock price at each vesting date
Performance Measures	—	Revenue (50%), Adjusted Free Cash Flow (25%) and Non-GAAP Operating Expense (25%)	Revenue (50%) and Adjusted EBITDA (50%)	—

Compensation Governance
We are committed to good compensation governance, which we believe promotes the long-term interests of our stockholders, fosters sustained business success, and strengthens Board and management accountability. We have the following practices in place to promote the long-term interests of our stockholders.

What We Do	What We Don’t Do

✓Pay for performance by providing a significant percentage of target annual compensation in the form of variable, at-risk compensation
✓Pre-established performance goals that are aligned with creation of stockholder value
✓Market comparison of executive compensation against a relevant peer group of companies
✓Use of an independent compensation consultant reporting to the Compensation Committee and providing no other services to the Company
✓Robust stock ownership guidelines
✓Mitigate undue risk
✓Compensation Recovery policy
✓Annual say-on-pay vote
×We do not provide for single-trigger acceleration of equity awards upon a change of control
×We do not have excise tax gross-ups
×We do not allow repricing of underwater stock options
×We do not allow hedging or short sales of our securities
×We do not allow pledging of our securities

HOW WE DETERMINE EXECUTIVE COMPENSATION
Oversight Responsibilities for Executive Compensation
The table below summarizes the key oversight responsibilities for executive compensation.

Board of Directors	•Based on the recommendation of the Compensation Committee, approves all compensation actions for the Chief Executive Officer, including base salary and target and actual STIP and LTIP awards

Compensation Committee
•Establishes executive compensation philosophy
•Approves incentive compensation programs and target performance expectations for STIP awards and LTIP awards
•Approves all compensation actions for the NEOs other than the Chief Executive Officer, including base salary and target and actual STIP and LTIP awards, and recommends the Chief Executive Officer’s compensation to the Board for approval

Independent Compensation Committee Consultant – FW Cook
•Provides independent advice, research, and analytical services on a variety of subjects to the Compensation Committee, including compensation of executive officers, non-employee director compensation and executive and director compensation trends and market updates
•Participates in Compensation Committee meetings as requested and communicates with the Chair of the Compensation Committee between meetings
•Reports to the Compensation Committee, does not perform any other services for the Company, and has no economic or other ties to the Company or the management team that could compromise its independence or objectivity

Chief Executive Officer and Management
•The Chief Executive Officer develops preliminary recommendations regarding compensation matters with respect to all NEOs, other than the Chief Executive Officer, and provides these recommendations to the Compensation Committee
•Management is responsible for the administration of the compensation programs once Board and Compensation Committee decisions are finalized

Compensation Peer Group and Market Data
Developing an appropriate compensation peer group for Cerence is challenging because there are few automotive AI companies that are publicly-traded, stand-alone, U.S.-based, and size-appropriate. While the Compensation Committee recognized that there is no “perfect peer group” for a company like Cerence, with the assistance of the compensation consultant they endeavored to identify 12 to 24 similarly-sized, publicly-traded technology companies that would collectively provide appropriate market reference points for evaluating the competitiveness of our compensation program.
As discussed in last year’s CD&A, due to a variety of internal and external factors the Compensation Committee decided to maintain the fiscal year 2024 peer group for fiscal year 2025 compensation decisions.

Fiscal Year 2022 - 2025 Peer Group

8x8	Gentex	SPS Commerce
Altair Engineering	Guidewire	Upland Software
Aspen Technology	LivePerson	Varonis Systems
Blackberry	PROS Holdings	Visteon
Blackline	Rapid 7	Yext
For fiscal year 2026 compensation planning, we have updated our peer group to reflect a broad group of software and AI companies with revenue, EBITDA, and market capitalization that is similar to Cerence.
Fiscal Year 2026 Peer Group

8x8	E2open Parent	Porch Group
Agilysys	Intapp	PROS Holdings
Amplitude	Jamf Holding Corp.	Rimini Street
Appian	LivePerson	SoundHound AI
AvePoint	LiveRamp	Sprout Social
BigBear.ai	nCino	Upland Software
C3.ai	Ooma	WM Technology
Domo	PagerDuty	Yext
For reference, the Company's positioning as of fiscal-year end of key financial metrics to the 2026 peer group is below.

Revenue (trailing four quarters): 13th percentile	Market Cap: 25th percentile

EBITDA (trailing four quarters): 53rd percentile

Data Source: S&P CapitalIQ. Market capitalization calculated as of September 30, 2025
As an additional reference, our Compensation Committee also uses data from the Radford Global Technology executive compensation survey (the “Radford Survey”) to evaluate the competitive market when formulating its recommendation for, or approving, the total direct compensation packages for our executive officers. The Radford Survey provides compensation market intelligence and is widely used within the technology industry. The Compensation Committee does not review the specific companies included in the Radford Survey and the data presented to the Compensation Committee is general and not specific to any particular subset of companies.
Due to the nature of our business, we also compete for executive talent with companies outside our peer group, including public companies that are larger and more established than we are or that possess greater resources than we do, and with smaller private companies that may be able to offer greater compensation potential. In setting compensation, the Compensation Committee considers each executive’s level and job performance, the multiple roles fulfilled by each executive and the executive’s duties and responsibilities at the Company compared to executive officers in similar positions at the peer group companies and in the survey data, and other circumstances unique to the Company, and evaluates whether the compensation elements and levels provided to our executives are generally appropriate relative to their responsibilities at the Company and compensation elements and levels provided to their counterparts in the peer group or within survey data. The Compensation Committee considers both objective and subjective criteria to evaluate Company and individual performance, which allows the Compensation Committee to exercise informed judgment and not rely solely on rigid benchmarks. Accordingly, the Compensation Committee does not formulaically tie compensation decisions to any particular range or percentile level of total compensation paid to executives at the peer group companies or survey data.

Fiscal Year 2025 Named Executive Officer Compensation
Base Salary
Base salaries are a fixed amount paid to each executive for performing the executive’s normal duties and responsibilities. We determine the amount based on the executive’s overall performance, experience, level of responsibility, pay grade, and competitive compensation practices. Based on these criteria, in fiscal year 2025, our NEOs received the annual base salary increases set forth in the table below.

	Fiscal Year 2024 Base Salary ($)	Fiscal Year 2025 Base Salary ($)
Brian Krzanich (1)	—	600,000
Stefan Ortmanns (2)	603,246	617,715
Antonio Rodriquez (3)	—	475,000
Nils Schanz (4)	450,944	461,760
Jennifer Salinas (5)	500,000	500,000
Christian Mentz (6)	—	461,760
_____________________________
(1)Mr. Krzanich was appointed President and Chief Executive Officer on October 7, 2024 with a base salary of $600,000.
(2)Dr. Ortmanns ceased being President and Chief Executive Officer as of October 6, 2024 and his employment with the Company terminated on December 31, 2024. Base salary for Dr. Ortmanns was paid in Euros. Dr. Ortmanns’ fiscal year 2024 and 2025 base salary was €556,500 and the increase reflected in the table above is solely due to currency exchange rate fluctuations. The listed amounts for Dr. Ortmanns for fiscal year 2024 and fiscal year 2025 are based on an exchange rate of 1 Euro to 1.084 and 1.11 U.S. dollars, respectively.
(3)Mr. Rodriquez was appointed to serve as Interim Chief Financial Officer as of June 4, 2024 and served as Interim Chief Financial Officer until he was appointed as Executive Vice President, Chief Financial Officer as of November 29, 2024. During Mr. Rodriquez’s tenure as Interim Chief Financial Officer, the Company had an Interim Services Agreement with CSuite Financial Partners ("CSuite") under which the Company paid CSuite a weekly fee of $17,500 for Mr. Rodriquez’s services. During that time, Mr. Rodriquez was paid directly by CSuite and received no compensation directly from the Company for his services as Interim Chief Financial Officer but was reimbursed for expenses. Effective as of his appointment as Executive Vice President, Chief Financial Officer, Mr. Rodriquez’s annual base salary was $475,000.
(4)Mr. Schanz was appointed as Executive Vice President, Product and Technology and, in connection with his promotion, his base salary was increased from €363,636 to €416,000 effective August 1, 2024. The listed amount for Mr. Schanz for fiscal year 2024 and fiscal year 2025 are based on an exchange rate of 1 Euro to 1.084 and 1.11 U.S. dollars, respectively.
(5)Ms. Salinas was appointed as Executive Vice President, Chief Administrative Officer and, in connection with her promotion, her base salary was increased from $420,000 to $500,000 effective June 7, 2024.
(6)Mr. Mentz was appointed as Executive Vice President, Chief Revenue Officer as of January 6, 2025. In connection with his promotion, Mr. Mentz’s base salary was increased from €347,888 to €416,000 effective January 6, 2025. The listed amount for Mr. Mentz for fiscal year 2025 is based on an exchange rate of 1 Euro to 1.11 U.S. dollars.

Short-Term Incentive Plan
The Compensation Committee has designed our executive compensation program to provide that a significant level of each executive officer’s compensation opportunity is performance-based. Accordingly, our NEOs are eligible to receive annual performance-based bonuses under our STIP based on the achievement of performance objectives established at the beginning of the fiscal year.

Base Salary	Target Percentage	Financial Performance Assessment	Individual Performance Assessment	Total Payout
The annual performance-based cash incentive that each NEO is eligible to receive is based on the individual’s target bonus, as a percentage of base salary. The Compensation Committee reviews the target annual bonus opportunities each year to ensure they are competitive. The target annual incentive opportunity as a percent of annual base salary for each of our NEOs for fiscal year 2025 was as follows:

	Fiscal Year 2025 Target Annual Cash Incentive as Percent of Base Salary (%)	Fiscal Year 2025 Target Annual Cash Incentive ($)
Brian Krzanich (1)	100%	590,137
Stefan Ortmanns (2)	100%	617,715
Antonio Rodriquez	75%	356,250
Nils Schanz	75%	346,320
Jennifer Salinas	75%	375,000
Christian Mentz	75%	346,320
_____________________________
(1)Mr. Krzanich's fiscal year 2025 target is prorated based on his appointment to President and Chief Executive Officer effective October 7, 2024.
(2)Dr. Ortmanns ceased being President and Chief Executive Officer as of October 6, 2024 and was not eligible for any bonus under the STIP for fiscal year 2025.

The Compensation Committee undertakes a rigorous review and analysis to establish annual performance goals under the STIP. For fiscal year 2025, the Compensation Committee established the following goals and payout levels under the STIP:

Metric	Weighting	Rationale for Metric	Payout Range
Revenue	50%	Top line financial metric and a key metric for our investors	50% – 200%
Non-GAAP OPEX*	25%	Non-GAAP OPEX is reflective of the cost of our operations and a key metric for our investors	50% – 200%
Adjusted Free Cash Flow**	25%	Key business metric that represents the cash available for future investments	50% – 200%
Individual Performance Assessment	—
Individual contribution is not a specifically weighted metric but is included as a component of the STIP in order to enable the Compensation Committee to differentiate actual payouts based on individual performance as reflected in each executive’s demonstrated leadership and decision making, effective communication, promotion of the Company’s strategic initiatives and values, business unit or functional accountabilities and commitment to excellence and work ethic.
The Compensation Committee’s evaluation of an executive’s performance relative to these considerations is inherently subjective and is not based on any mathematical calculation or formula; rather, it relies on the collective business experience and judgment of the Compensation Committee to holistically consider the performance of each executive and such executive’s contribution to the overall success of the Company.
			70% – 130% adjustment factor Regardless of the adjustment factor(if any), the overall STIP payout is capped at 200%
* We define non-GAAP OPEX, which is a non-GAAP financial measure, as Total Operating Expenses reported in Cerence’s consolidated financial statements for the fiscal year, excluding amortization of intangible assets, stock-based compensation, restructuring and other costs, net, impairment charges related to fixed and intangible assets, and gains or losses on the sale of long-lived assets, if any.
** We define Adjusted Free Cash Flow, which is a non-GAAP financial measure, as Cash Flow From Operations “CFFO”, minus Capital Expenditure “CAPEX”, excluding Restructuring Cash Payments, and excluding out of the ordinary course of business Cash Receipts or Payments from Litigation or IP Monetization events.

The threshold, target and maximum performance and payout opportunities under the fiscal year 2025 STIP (subject to interpolation between points), along with the actual performance achieved and related payout percentage, are set forth below.
When establishing the fiscal year 2025 goals, the Compensation Committee considered fiscal year 2024 performance adjusted for one-time events that were anticipated to impact financial performance in fiscal year 2025. The goals were consistent with our initial earnings guidance for fiscal year 2025.

	Threshold	Target	Maximum	Actual**	Payout %
Payout %	50%	100%	200%
Revenue (50%) ($M)*	219.52	243.91	268.30	248.68	119.5
Non GAAP OPEX (25%) ($M)	162.00	155.72	140.14	144.45	172.3
Adjusted Free Cash Flow (25%) ($M)	25.30	33.80	50.70	46.27	173.8
Weighted Average Payout: 146.3%
_____________________________
*As discussed during our earnings call and investor outreach, our revenue guidance for fiscal year 2025 was approximately 25% less than our fiscal year 2024 actual performance. This adjustment was primarily driven by an early termination agreement relating to a legacy contract acquired by Nuance through a 2013 acquisition. Previously, the term of the contract ended on December 31, 2025, whereas the agreement signed on October 31, 2023, updated the termination date to December 31, 2023. The effect of this change was to accelerate $67.8 million of deferred revenue into the first quarter of fiscal year 2024. There was no cash flow associated with this legacy contract.
**Note: Actual performance is adjusted to align with the fiscal year 2025 budgeted foreign exchange rate.

        The annual STIP bonuses earned by our NEOs for fiscal year 2025 are set forth in the table below.

	Target STIP Opportunity ($)	Financial Metric Weighted Payout (%)	Fiscal Year 2025 Earned STIP ($)
Brian Krzanich (2)	590,137	146.30	949,707
Stefan Ortmanns (1)	—	—	—
Antonio Rodriquez (2)	356,250	146.30	573,313
Nils Schanz (2)	346,320	146.30	557,333
Jennifer Salinas (2)	375,000	146.30	603,488
Christian Mentz (2)	346,320	146.30	557,333
_____________________________
(1)Dr. Ortmanns ceased being President and Chief Executive Officer as of October 6, 2024 and his employment with the Company ended December 31, 2024 and, therefore, he was not eligible for any bonus under the STIP for fiscal year 2025.
(2)Fiscal Year Earned STIP includes a 110% individual modifier for exceptional performance and contribution in fiscal year 2025, both individually and collectively as a leadership team.

Long-Term Incentive Program
We provide long-term incentive compensation to our executive officers, including the NEOs, under our LTIP in the form of PSUs and RSUs. These awards are designed to align the interests of our executive officers with those of our stockholders, and to improve our long-term profitability and stability through the attraction and retention of superior talent.
The Compensation Committee believes the approach of granting a balanced mix of performance-based and time-based equity awards enhances our ability to both drive performance and retain our executive officers by providing equity awards that will be fully earned only if they remain with us for several years. The value of equity awards granted to each NEO is intended to be market competitive and reflective of each executive’s skill set, experience, role, and responsibilities.

Each executive officer generally has an annual long-term equity incentive target grant denoted in terms of a dollar value, which is allocated equally between PSUs and RSUs. The dollar value generally is converted into an equivalent number of RSUs and a target number of PSUs based on the average closing price of the Company’s Common Stock during the 20 trading day period preceding the grant date (closing price on grant date included). The use of an average Common Stock closing price for purposes of converting dollar value targets into shares is intended to smooth the impact of short-term stock price volatility, thereby mitigating the risk of a windfall or impairment to the award opportunity.
Mr. Krzanich's and Mr. Rodriquez's fiscal year 2025 awards were established in connection with their hiring. Ms. Salinas' and Mr. Mentz's awards were established in connection with their promotions. Mr. Schanz's fiscal year 2025 award was an annual award. The equity awards granted to our NEOs in fiscal year 2025 are summarized in the table below.

	PSU		RSU
	Target Value ($)	Target Award (#)(1)	Award Value ($)	Award (#)(1)
Brian Krzanich	3,000,000	1,038,062	3,000,000	1,038,062
Antonio Rodriquez	1,250,000	313,283	1,250,000	313,283
Nils Schanz	1,000,000	93,720	1,000,000	93,720
Jennifer Salinas	1,250,000	454,545	1,250,000	454,545
Christian Mentz	1,000,000	93,720	1,000,000	93,720
_____________________________
(1)As noted above, the target grant value of the PSUs and RSUs were converted into share equivalents based on the average closing market price of our Common Stock for the 20 days including and preceding the grant date (which was $2.89 for Mr. Krzanich, $3.99 for Mr. Rodriquez, $2.75 for Ms. Salinas, and $10.67 for Mr. Schanz and Mr. Mentz). As this average stock price differed from the closing market price on the grant date (which was $3.37 for Mr. Krzanich, $7.36 for Mr. Rodriquez, $2.82 for Ms. Salinas' PSU award and $2.97 for her RSU award, and $13.76 for Mr. Schanz and Mr. Mentz), the target grant values specified in this table differ from the FASB ASC Topic 718 values that are reported for purposes of the Summary Compensation Table and Grants of Plan Based Awards Table below in accordance with SEC rules.
LTIP Components, Metrics and Weighting
Details on the types of equity awards granted in fiscal year 2025 are provided in the table below.

Equity Award	Rationale and Key Features
PSUs
•Incentivize NEOs to achieve pre-established annual financial goals over a three-year performance period.
•Earned shares range from 0% for below threshold performance to 200% of target for maximum performance.
•PSU performance is measured annually and earned PSUs are subject to further time-based vesting.
•PSUs cliff-vest after three years, generally subject to continued employment through the date the Company publicly issues its earnings release for the final year of the performance period.

RSUs
•Align pay and Company performance as reflected in our stock price.
•Encourage retention of our executive officers’ services and promote ownership by our executives in Company stock.
•RSUs vest in equal annual installments following the grant date over a period of three years, generally subject to continued employment with the Company through the applicable vesting date.

The performance measures and weightings for the fiscal year 2025 PSU awards are as follows:

Performance Measures	Weighting	Description
Revenue Adjusted EBITDA*	50% 50%
•Annual goals are pre-established at the beginning of the multi-year performance period
◦Achievement is formulaically measured on an annual basis for each completed fiscal year
◦When the performance threshold is met, payouts are interpolated on a straight-line basis for performance levels between threshold and target and between target and maximum
•In selecting the metrics, the Compensation Committee considered the impact of overlapping metrics between the STIP and LTIP and noted the following:
◦With respect to the revenue metric, the STIP metric is based on a one-year performance period but the LTIP metric is based on pre-established multi-year goals.
Because delivering on the revenue goal is important to growing the top line and driving strong margins for our long-term success, the Compensation Committee determined to hold management accountable for revenue performance through both the STIP and LTIP.
•While we do not disclose prospective revenue and Adjusted EBITDA goals because they involve confidential commercial or financial information, the disclosure of which would result in competitive harm, we provide complete and transparent disclosure of the goal levels and performance achievement following completion of each applicable performance year. The Compensation Committee set the multi-year revenue and Adjusted EBITDA goals at levels that are challenging to achieve and would require substantial and sustained performance in order to be achieved at target levels.

*We define Adjusted EBITDA, which is a non-GAAP financial measure, as the adjusted earnings before interest, taxes, depreciation and amortization, as reported by the Company in its earnings announcement for the applicable performance period. In addition, revenue and Adjusted EBITDA are adjusted for any positive or negative foreign exchange impact, to the extent actual impact differs from budgeted assumptions.

Outstanding PSU Awards
The following tables show the performance metrics, weighting and performance achievement with respect to the third tranche of the fiscal year 2023 PSUs (including the Transformation Incentive Awards), the second tranche of the fiscal year 2024 PSUs, and the first tranche of the fiscal year 2025 PSUs.

Fiscal Year 2023 PSUs (including TIA awards): Third Tranche Not Earned During Fiscal Year 2025 Performance Period

	Performance Range			Fiscal 2025 Actual*	Earned PSUs (as % of Target)	Weighted Average Payout (as % of Target)
	Threshold	Target	Maximum
Revenue (50%) ($ millions)	405.00	450.00	495.00	248.68	—	—
Adjusted EBITDA Margin (50%)**	26.6%	29.9%	34.1%	19.2%	—	—

Fiscal Year 2024 PSUs: Second Tranche Not Earned During the Fiscal Year 2025 Performance Period

	Performance Range			Fiscal Year 2025 Actual*	Earned PSUs (as % of Target)	Weighted Average Payout (as % of Target)
	Threshold	Target	Maximum
Revenue (50%)($ millions)	291.37	323.75	356.12	248.68	—	—
Adjusted EBITDA Margin (50%)**	25.2%	28.0%	32.2%	19.2%	—	—
Fiscal Year 2025 PSUs: First Tranche Earned Above Target for Fiscal Year 2025 Performance

	Performance Range			Fiscal Year 2025 Actual*	Earned PSUs (as % of Target)	Weighted Average Payout (as % of Target)
	Threshold	Target	Maximum
Revenue (50%) ($ millions)	219.52	243.91	268.30	248.68	119.5	159.77
Adjusted EBITDA (50%)	20.90	23.20	26.70	47.62	200.0
_____________________________
*Note that actual performance is adjusted to align with the fiscal year 2025 budgeted foreign exchange rates.
** We define Adjusted EBITDA Margin, which is a non-GAAP financial measure, as the adjusted earnings before interest, taxes, depreciation and amortization (“Adjusted EBITDA”) as a percentage of revenue, as reported by the Company in its earnings announcement for the applicable performance period. In addition, revenue and Adjusted EBITDA are adjusted for any positive or negative foreign exchange impact, to the extent actual impact differs from budgeted assumptions.
The target number of PSUs and aggregate number of earned PSUs for the completed fiscal year 2023-2025 PSU cycle is set forth below. The unearned PSUs granted to Dr. Ortmanns were forfeited upon the termination of his employment and the earned PSUs granted to Dr. Ortmanns accelerated and vested upon the termination of his employment pursuant to the terms of his existing Change of Control Equity Acceleration Agreement with the Company.

	Target	Earned PSUs
Performance Period	PSUs in Each Tranche	First Tranche	Second Tranche	Third Tranche	Fourth Tranche
Fiscal 2023—2026 (Fiscal year 2023 TIA PSUs)
Stefan Ortmanns	86,306	124,521	—	—	—
Jennifer Salinas	25,892	37,356	—	—	Fiscal Year 2026 Performance Period in Progress

	Target	Earned PSUs
Performance Period	PSUs in Each Tranche	First Tranche	Second Tranche	Third Tranche
Fiscal 2023—2025 (Non TIA PSUs)
Nils Schanz	12,946	18,677	—	—

	Target	First Tranche		Second Tranche	Third Tranche
Performance Period	PSUs in Each Tranche
Fiscal 2024—2026
Nils Schanz	19,312	—	—	—	Fiscal Year 2026 Performance Period in Progress
Christian Mentz	11,587	—	—	—	Fiscal Year 2026 Performance Period in Progress

	Target	First Tranche	Second Tranche	Third Tranche
Performance Period	PSUs in Each Tranche
Fiscal 2025—2027
Brian Krzanich	346,020	552,766	Fiscal Year 2026 Performance Period in Progress	Fiscal Year 2027 Performance Period Not Started
Antonio Rodriquez	104,426	166,821	Fiscal Year 2026 Performance Period in Progress	Fiscal Year 2027 Performance Period Not Started
Nils Schanz	31,240	49,905	Fiscal Year 2026 Performance Period in Progress	Fiscal Year 2027 Performance Period Not Started
Jennifer Salinas	151,515	242,044	Fiscal Year 2026 Performance Period in Progress	Fiscal Year 2027 Performance Period Not Started
Christian Mentz	31,240	49,905	Fiscal Year 2026 Performance Period in Progress	Fiscal Year 2027 Performance Period Not Started
Other Compensation and Governance Matters
Promotion and Retention Awards
In conjunction with Mr. Mentz’s promotion to Executive Vice President, Chief Revenue Officer, he received a $600,000 cash retention bonus in light of the criticality of the role. Sixty percent of Mr. Mentz's retention bonus was paid on January 27, 2025 and forty percent was paid on October 27, 2025 as Mr. Mentz remained continuously employed by the Company through October 1, 2025. If his employment with the Company was terminated before October 1, 2025, he would have been obligated to repay the first installment within 30 days of his termination date and would have forfeited any right to the second installment.
Mr. Schanz received a $350,000 cash retention bonus in light of the criticality of the role, which was paid in full on September 26, 2025. In the event that his employment with the Company is terminated before August 25, 2026 ("the Retention Date"), he will be obligated to repay the full amount of the retention bonus, net of tax, within 30 days of his termination date. However, if (i) Mr. Schanz’s employment is terminated prior to the Retention Date by the Company other than for “cause” and for a reason other than due to his death or “disability” or (ii) he resigns for “good reason” (each as defined in his Change of Control and Severance Agreement), then, subject to the provisions of his Change of Control and Severance Agreement, he will keep the retention bonus.
We operate in a hyper-competitive technology talent market in which seasoned talent like Messrs. Mentz and Schanz are highly sought after. The Compensation Committee granted the special awards because of the criticality of Messrs. Mentz and Schanz to the business and the importance of retaining them.

Change of Control and Severance Agreements
The Company or one of its subsidiaries entered into a Change of Control and Severance Agreement and a Change of Control Equity Acceleration Agreement with Dr. Ortmanns, Mr. Schanz and Mr. Mentz and the Company entered into a Change of Control and Severance Agreement with each of our other NEOs including Mr. Krzanich (collectively, the “NEO Severance Agreements”). The Compensation Committee believes that these severance benefits: (1) help secure the continued employment and dedication of our NEOs; (2) are protective of the Company, as severance payments are conditioned on a separation and release agreement in favor of the Company and compliance with confidentiality and restrictive covenant agreements; and (3) are important as a recruitment and retention device, as many of the companies with which we compete for executive talent have similar agreements in place for their senior management. Consistent with market practices, the NEO Severance Agreements do not include change of control-related tax gross-ups.
In connection with the termination of his employment and following his execution and the effectiveness of a termination agreement under applicable law, Dr. Ortmanns received the severance compensation and benefits provided under his severance agreements as described in more detail under "Potential Payments on Termination or Change of Control" below.
Retirement, Health, Welfare, Perquisites and Personal Benefits
Our NEOs are eligible to participate in our employee benefit plans and programs, including medical and dental benefits, flexible spending accounts, short and long-term disability and life insurance, to the same extent as our other full-time employees, subject to the terms and eligibility requirements of those plans. Our U.S.-based NEOs are also eligible for a higher maximum benefit under the long-term disability plan and are eligible to receive reimbursement of financial planning and tax preparation fees and an annual executive physical.
We sponsor a 401(k) defined contribution plan in which our U.S.-based NEOs are eligible to participate, subject to limits imposed by the Internal Revenue Code (the “Code”), to the same extent as our other U.S. based regular employees. We provide matching contributions under the 401(k) plan for all employees, including the NEOs.
For Dr. Ortmanns (until his termination date), Mr. Schanz and Mr. Mentz (who are primarily based in Europe), Cerence pays for an automobile lease and fuel for the leased automobile consistent with local market practice. In addition, in fiscal year 2025, Mr. Mentz participated in an executive education program for which the Company reimbursed the cost. The executive education program is designed to strengthen strategic, governance, and leadership capabilities through engagement with global executives.
Stock Ownership Guidelines
The Board of Directors has adopted stock ownership guidelines for our NEOs and non-employee directors. These guidelines are intended to align the interests of our executive officers and non-employee directors with the interests of our stockholders and also to promote the Company’s commitment to sound corporate governance practices.
Under the stock ownership guidelines, the target share ownership levels are five times base salary for our CEO, two times base salary for our other NEOs, and three times the annual Board cash retainer for the non-employee directors. The following shares count towards satisfaction of the guidelines: shares owned outright by the executive or non-employee director or his or her immediate family members residing in the same household; shares held in trust for the benefit of the executive or non-employee director or his or her family; and shares held through an ERISA qualified benefit plan. Unvested performance awards, unexercised stock options, “make-whole” stock awards arising from prior employment and unvested stock awards granted pursuant to the Company’s short-term incentive program do not count for purposes of satisfying the guidelines.
Each NEO and non-employee director must achieve the guideline amount within five years of becoming subject to the guidelines. In addition, until an individual has reached the appropriate target level, an executive is required to retain 25% of the net shares, except as expressly stated in our stock ownership guidelines received as a result of the exercise of stock options or vesting of equity awards, and a non-employee director is required to retain 25% of the net shares received as a result of the exercise of stock options or vesting of RSUs. Satisfaction of the stock ownership guidelines is calculated on an annual basis at the end of the fiscal year.
Clawback Policy
The Compensation Committee has adopted a Compensation Recovery Policy (the “Clawback Policy”), which provides that, in the event the Company is required to prepare an accounting restatement due to material non-compliance with a financial reporting requirement under the federal securities laws, the Company will recover any incentive-based compensation received by any current or former executive officer (each, a “Covered Person”) after the effective date of the policy and during the three-year period preceding the date on which the Company is required to prepare the restatement that is in excess of what would have been paid or earned by such executive officer had the financial results been properly reported (“Excess Incentive-Based Compensation”).
In addition, in the event the Company is required to prepare an accounting restatement, the Company will use reasonable efforts to recover from any current or former employee of the Company who is not a Covered Person any Excess Incentive-Based Compensation if the Board (or a committee thereof) determines that such employee committed any act or omission that materially contributed to the circumstances requiring the accounting restatement and such act or omission involved: (i) misconduct, wrongdoing or a violation of any of the Company’s rules or of any applicable legal or regulatory requirements in the course of the employment by the Company; or (ii) a breach of a fiduciary duty to the Company or its stockholders.
Under the Clawback Policy, in the event the Company is required to prepare an accounting restatement, the Company will also use reasonable efforts to recover from each current or former employee of the Company up to 100% of the incentive-based compensation received by such employee from the Company during the preceding three-year period if the Board (or a committee thereof), determines that such employee’s act or omission contributed to the circumstances requiring the accounting restatement and such act or omission involved any of the following: (i) willful, knowing or intentional misconduct or a willful, knowing or intentional violation of any of the Company’s rules or any applicable legal or regulatory requirements in the course of employment by the Company or (ii) fraud in the course of employment by the Company.
Insider Trading Policy; Prohibition on Hedging and Pledging
The Company has an insider trading policy governing the purchase, sale and other dispositions of the Company's securities that applies to all our employees and directors, including our NEOs. The Company believes that its insider trading policy is reasonably designed to promote compliance with insider trading laws, rules and regulations, and NASDAQ listing standards when engaging in transactions in Company securities. We prohibit our employees and members of the Board from speculating in our equity securities, including the use of short sales or any trading in publicly available options or derivative securities with respect to Cerence stock. We prohibit our employees and members of the Board from purchasing Cerence stock on margin (i.e., borrowing money from a brokerage firm, bank or other entity in order to buy Cerence stock). In addition, our employees and members of the Board are further prohibited from pledging Company securities as collateral for a loan (whether in a margin account or otherwise).
It is also the Company's policy to comply with applicable insider trading laws, rules and regulations, and exchange listing standards when engaging in transactions in Company securities. The Company does not currently have a stock repurchase program.
Timing of Grants of Equity Awards
Neither the Board nor the Compensation Committee takes material non-public information into account when determining the timing of equity awards and we do not time the release of material nonpublic information based on equity award grant dates. The Company did not grant awards of stock options, stock appreciation rights or similar option-like instruments during fiscal year 2025. Accordingly, we have nothing to report under Item 402(x) of Regulation S-K.

Risk Assessment
In August 2025, the Compensation Committee reviewed and evaluated the Company’s executive and employee compensation practices and concluded, based on this review, that any risks associated with such practices are not likely to have a material adverse effect on the Company.
Tax Deductibility
The Compensation Committee takes into consideration the potential tax deductibility of the compensation as one of the factors to be considered when establishing our executive compensation program. However, the Compensation Committee believes that its primary focus should be to structure a compensation program that attracts, retains and rewards our executive officers who are critical to our success. Accordingly, the Compensation Committee retains the flexibility necessary to provide cash and equity-based compensation in line with its compensation philosophy and competitive practices, even if these amounts are not fully tax deductible.

COMPENSATION COMMITTEE REPORT
Our Compensation Committee has reviewed and discussed the section entitled “Compensation Discussion and Analysis” with our management. Based upon this review and discussion, the Compensation Committee recommended to the Board of Directors that the section entitled “Compensation Discussion and Analysis” be included in this Proxy Statement, which will be incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended September 30, 2025.
Respectfully submitted by the Compensation Committee of the Board of Directors.
Alfred Nietzel, Chair
Doug Davis
Marcy Klevorn
The material in this report is not “soliciting material,” is furnished to, but not deemed “filed” with, the SEC and is not deemed to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, other than the Company’s Annual Report on Form 10-K, where it shall be deemed to be “furnished,” whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

FISCAL YEAR 2025 SUMMARY COMPENSATION TABLE
The Summary Compensation Table shows the compensation paid to or earned by the NEOs for the fiscal years indicated.

Name and Principal Position	Year	Salary ($)	Bonus ($)(7)	Stock Awards ($)(8)	Non-Equity Incentive Plan Compensation ($)(9)	All Other Compensation ($)(10)	Total ($)
Brian Krzanich (1)	2025	590,769	—	6,996,538	949,707	7,292	8,544,306
President and Chief Executive Officer
Dr. Stefan Ortmanns (2)	2025	154,429	—	—	—	2,453,753	2,608,182
Former President and Chief Executive Officer	2024	603,246	—	—	204,440	25,251	832,937
	2023	580,191	—	13,256,602	573,183	28,757	14,438,733
Antonio Rodriquez (3)	2025	396,442		4,611,526	573,313	154,404	5,735,685
EVP, Chief Financial Officer	2024	—	—	—	—	283,500	283,500
Nils Schanz (4)	2025	461,760	731,985	2,579,174	557,333	15,405	4,345,657
EVP, Product and Technology	2024	403,642	390,240	2,071,827	82,831	15,324	2,963,864
Jennifer Salinas (5)	2025	500,000	—	2,631,816	603,488	9,273	3,744,577
EVP, Chief Administrative Officer and General Counsel	2024	446,846	500,000	—	98,112	10,961	1,055,919
Christian Mentz (6)	2025	442,859	387,612	2,579,174	557,333	100,508	4,067,486
EVP, Chief Revenue Officer

_____________________________
(1)Mr. Krzanich was appointed as President and Chief Executive Officer effective October 7, 2024.
(2)Dr. Ortmanns ceased serving as President and Chief Executive Officer effective October 6, 2024 and his employment with the Company terminated on December 31, 2024. Dr. Ortmanns’ compensation was paid in Euros and the amounts reported above use an exchange rate of 1 Euro to 1.068 U.S. Dollars for fiscal year 2023, 1 Euro to 1.084 U.S. Dollars for fiscal year 2024 and 1 Euro to 1.11 U.S. Dollars for fiscal year 2025.
(3)Mr. Rodriquez was appointed Executive Vice President, Chief Financial Officer as of November 29, 2024. Prior to this, he served as our Interim Chief Financial Officer from June 4, 2024 to November 28, 2024. During Mr. Rodriquez’s service as Interim Chief Financial Officer, the Company had an Interim Services Agreement with CSuite under which the Company paid CSuite a weekly fee of $17,500. Mr. Rodriquez was paid directly by CSuite and received no compensation from the Company during fiscal year 2024 but was reimbursed for expenses.
(4)Mr. Schanz was promoted to Executive Vice President, Product and Technology on August 1, 2024. Mr. Schanz’s compensation is paid in Euros and the amounts reported above use an exchange rate of 1 Euro to 1.084 U.S. Dollars for fiscal year 2024 and 1 Euro to 1.11 U.S. Dollars for fiscal year 2025.
(5)Ms. Salinas was promoted to Executive Vice President, Chief Administrative Officer and General Counsel on June 7, 2024.
(6)Mr. Mentz was appointed as Executive Vice President, Chief Revenue Officer effective January 6, 2025. Mr. Mentz’s compensation is paid in Euros and the amounts reported above use an exchange rate of 1 Euro to 1.11 U.S. Dollars for fiscal year 2025.
(7)The amounts reported in the Bonus column for fiscal year 2025 represent: (i) for Mr. Schanz, the second 50% of his retention bonus granted to him in fiscal year 2024, which was subject to repayment if his employment had terminated before July 1, 2025 and the full amount of the retention bonus granted to him in fiscal year 2025, which is subject to repayment in the event that his employment terminates under certain circumstances before August 25, 2026, and (ii) for Mr. Mentz the first 60% of the retention bonus awarded to him in fiscal year 2025, which was subject to repayment if his employment terminated under certain circumstances before October 1, 2025.

(8)The amounts reported in the Stock Awards column represent the grant date fair value of RSUs and PSUs, calculated in accordance with FASB ASC Topic 718, assuming the probable outcome of the performance conditions and disregarding the effect of any estimated forfeitures related to service-vesting conditions. The assumptions used in calculating the grant date fair value of stock awards are described in note 2(q) of our Audited Financial Statements, which are included in our Annual Report on Form 10-K for the fiscal year ended September 30, 2025.
The value of the PSUs granted in fiscal year 2025 assuming maximum achievement of the performance conditions is $6,996,538 for Mr. Krzanich; $4,611,526 for Mr. Rodriquez; $2,579,174 for Mr. Schanz; $2,563,634 for Ms. Salinas; and $2,579,174 for Mr. Mentz.
The approved grant values were converted into share equivalents based on the average closing market price of our Common Stock for the 20 trading days including and preceding the grant date. As this average stock price differed from the closing market price on the grant date, which is the price used to determine the grant date fair values under FASB ASC Topic 718, the grant date fair values specified in the Stock Awards column differ from the equity grant values approved by the Compensation Committee.
(9)The amounts reported in the Non-Equity Incentive Plan Compensation column represent annual bonuses awarded under the STIP, under which bonuses are earned based upon the achievement of certain pre-determined corporate performance metrics and individual performance.
(10)The amounts reported in the All-Other Compensation column represent the incremental cost to Cerence to provide the following benefits and payments:

Name	Automobile Lease and Fuel ($)(a)		Company 401(k) Plan and Pension Contributions ($)(b)	Temporary Housing ($)(c)	Severance ($)(d)	Other ($)(e)	Total ($)
Brian Krzanich	—	—	7,211	—	—	80	7,292
Stefan Ortmanns	51,017		—	30,805	2,371,931	—	2,453,753
Antonio Rodriquez	—		3,837	—	—	150,567	154,404
Nils Schanz	15,405		—	—	—	—	15,405
Jennifer Salinas	—		8,192	—	—	1,080	9,273
Christian Mentz	15,508		—	—	—	85,000	100,508
(a)Amounts reported represent actual cost to Cerence for the automobile lease and fuel expenses for Dr. Ortmanns (including early lease termination fees), Mr. Schanz, and Mr. Mentz.
(b)Amounts reported represent Company matching contributions to the Cerence 401(k) Retirement Plan (the “401(k) Plan”). Under the 401(k) Plan, Cerence matches 50% of employee contributions up to 6% of eligible compensation.
(c)Amounts reported represent the amount paid for temporary housing while traveling to the Company’s corporate headquarters. The amount includes early lease termination fees.
(d)Amount reported represents cash severance paid to Dr. Ortmanns in connection with the termination of his employment pursuant to his NEO Severance Agreements equal to 150% of his fiscal year 2025 base salary, 150% of his target bonus for fiscal year 2025 and a pro-rated target bonus for fiscal year 2025.
(e)For Mr. Rodriquez, the amount reported represents payments to C-Suite in exchange for services as our Interim Chief Financial Officer. For Mr. Krzanich, Mr. Rodriquez, and Ms. Salinas, the amounts reported represent the premiums for long-term disability insurance equal to the difference between the maximum benefit available to executives ($18,500 per month) and other employees ($13,000 per month). For Mr. Mentz, the amount reported also includes $85,000 paid for an executive education program to strengthen strategic, governance, and leadership capabilities through engagement with global executives. For Ms. Salinas, the amount reported also includes $1,000 for tax preparation fees.

FISCAL YEAR 2025 GRANTS OF PLAN-BASED AWARDS TABLE
The following table sets forth grants of plan-based awards to our NEOs during the fiscal year ended September 30, 2025.

		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Possible Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units (#)	Grant Date Fair Value of Stock Awards ($)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Brian Krzanich		295,069	590,137	1,180,274	—	—	—	—	—
	10/11/2024	—	—	—	519,031	1,038,602	2,076,124	—	3,498,269
	10/11/2024	—	—	—	—	—	—	1,038,062	3,498,269
Stefan Ortmanns		308,858	617,715	1,235,430	—	—	—	—	—
Antonio Rodriquez		178,125	356,250	712,500	—	—	—	—	—
	12/6/2024	—	—	—	156,641	313,283	626,566	—	2,305,763
	12/6/2024	—	—	—	—	—	—	313,283	2,305,763
Nils Schanz		173,160	346,320	692,640	—	—	—	—	—
	1/13/2025	—	—	—	46,860	93,720	187,440	—	1,289,587
	1/13/2025	—	—	—	—	—	—	93,720	1,289,587
Jennifer Salinas		187,500	375,000	750,000	—	—	—	—	—
	11/20/2024	—	—	—	227,272	454,545	909,090	—	1,349,999
	10/1/2024	—	—	—	—	—	—	454,545	1,281,817
Christian Mentz		173,160	346,320	692,640	—	—	—	—	—
	1/13/2025	—	—	—	46,860	93,720	187,440	—	1,289,587
	1/13/2025	—	—	—	—	—	—	93,720	1,289,587

_____________________________
(1)The amounts reported represent the threshold, target and maximum performance-based incentive payments the NEOs could earn pursuant to the STIP for fiscal year 2025, as described in “Compensation Discussion and Analysis – Fiscal Year Named Executive Officer Compensation – Short Term Incentive Plan” above. The actual amounts earned pursuant to the STIP for fiscal year 2025 are set forth in the “Non-Equity Incentive Plan Compensation” column in the Fiscal Year 2025 Summary Compensation Table above. Dr. Ortmanns did not receive payment under the STIP for fiscal year 2025 due to his termination of employment.
(2)The amounts reported represent the threshold, target and maximum number of PSUs granted to NEOs in fiscal year 2025. These awards will vest and be earned only if certain performance goals are achieved as described in “Compensation Discussion and Analysis – Fiscal Year Named Executive Officer Compensation – Long Term Incentive Program” above. The values reported for the PSUs awarded in fiscal year 2025 represent the grant date fair values of such awards assuming the probable outcome of the performance conditions. The value of such awards assuming the maximum achievement of the applicable performance conditions is reported in footnote 8 to the Fiscal Year 2025 Summary Compensation Table above.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END
The following table sets forth all outstanding equity awards held by our NEOs as of September 30, 2025. The equity awards were all in the form of RSUs and PSUs. For purposes of valuing the outstanding awards, the amounts below are based on a per-share price of $12.46 for the Cerence Common Stock, the closing market price as reported on Nasdaq on September 30, 2025, the last business day of the fiscal year. Dr. Ortmanns did not hold any unvested RSUs or PSUs as of December 31, 2024.

Name	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)		Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(1)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Brian Krzanich	346,021	4,311,422	(2)	—	—
	346,021	4,311,422	(4)	—	—
	346,020	4,311,409	(6)	—	—
	552,766	6,887,464	(8)	1,384,084	17,245,687	(9)
Stefan Ortmanns	—	—		—	—
Antonio Rodriquez	104,428	1,301,173	(3)	—	—
	104,428	1,301,173	(5)	—	—
	104,427	1,301,160	(7)	—	—
	166,821	2,078,590	(8)	417,712	5,204,692	(9)
Nils Schanz	63,497	791,173	(3)	—	—
	50,552	629,878	(5)	—	—
	31,240	389,250	(7)	—	—
	49,905	621,816	(8)	124,960	1,557,002	(9)
	—	—		9,656	120,314	(11)
Jennifer Salinas	168,776	2,102,949	(3)	—	—
	168,776	2,102,949	(5)	—	—
	151,515	1,887,877	(7)	—	—
	242,044	3,015,868	(8)	606,060	7,551,508	(9)
	—	—		12,945	161,295	(10)
Christian Mentz	52,483	653,938	(3)	—	—
	52,483	653,938	(5)	—	—
	31,240	389,250	(7)	—	—
	49,905	621,816	(8)	124,960	1,557,002	(9)
				5,795	72,206	(11)
_____________________________
(1)Based on the achievement of maximum performance for fiscal years 2026 and 2027 for awards granted in fiscal year 2025 (as fiscal year 2025 performance for such awards was above target), and the achievement of threshold performance for fiscal year 2026 for awards granted in fiscal years 2023 and 2024 (as fiscal year 2025 performance for such awards was below threshold).
(2)Represents RSUs that vested on October 7, 2025, equal to one third of the RSU award granted to Mr. Krzanich in fiscal year 2025.
(3)Represents RSUs that vested on October 1, 2025. For Ms. Salinas this represents one fourth of the RSU award granted in fiscal year 2023 plus one third of awards granted in fiscal year 2025.

For Mr. Rodriquez this represents one third of the RSU award granted in fiscal year 2025. For Mr. Mentz this represents one third of the RSU awards granted in fiscal years 2024 and 2025. For Mr. Schanz this represents one third of the RSU awards granted in fiscal years 2023, 2024 and 2025.
(4)Represents RSUs scheduled to vest on October 7, 2026 subject to continued service through the vesting date, equal to one third of the RSU award granted to Mr. Krzanich in fiscal year 2025.
(5)Represents RSUs scheduled to vest on October 1, 2026 subject to continued service through the vesting date. For Ms. Salinas this represents one fourth of the RSU award granted in fiscal year 2023 plus one third of the RSU award granted in fiscal year 2025. For Mr. Rodriquez this represents one third of the RSU awards granted in fiscal year 2025. For Mr. Mentz and Mr. Schanz this represents one third of the RSU awards granted in fiscal years 2024 and 2025.
(6)Represents RSUs scheduled to vest on October 7, 2027 subject to continued service through the vesting date, equal to one third of the RSU award granted to Mr. Krzanich in fiscal year 2025.
(7)Represents RSUs scheduled to vest on October 1, 2027 subject to continued service through the vesting date. For Ms. Salinas, Mr. Rodriquez, Mr. Mentz, and Mr. Schanz this amount represents one third of the RSU award granted in fiscal year 2025.
(8)Represents PSUs granted in fiscal year 2025 and earned based upon fiscal year 2025 performance (revenue and Adjusted EBITDA) scheduled to vest upon the release of earnings for fiscal year 2027 subject to continued service through the vesting date.
(9)Represents PSUs granted in fiscal year 2025 that vest upon the release of earnings for fiscal year 2027 subject to the achievement of financial measures (Revenue and Adjusted EBITDA margin) in fiscal year 2026 and fiscal year 2027 and continued service through the vesting date. Per SEC rules, PSU payout is trending above target, so the award is calculated at maximum payout for fiscal year 2026 and 2027.
(10)Represents PSUs granted in fiscal year 2023 that vests upon the release of earnings for fiscal year 2026 subject to the achievement of financial measures (Revenue and Adjusted EBITDA margin) in fiscal year 2026 and continued service through the vesting date. Per SEC rules, PSU payout is trending below threshold, so the award is calculated at threshold payout for fiscal year 2026. The PSUs eligible for vesting based on fiscal year 2025 performance were forfeited because the threshold performance metrics were not achieved.
(11)Represents PSUs granted in fiscal year 2024 that vest upon the release of earnings for fiscal year 2026 subject to the achievement of financial measures (revenue and Adjusted EBITDA) in fiscal year 2026 and continued service through the vesting date. Per SEC rules, PSU payout for these awards is trending below threshold, so the award is calculated at threshold payout for fiscal year 2026. The PSUs eligible for vesting based on fiscal year 2025 performance were forfeited because the threshold performance metrics were not achieved.

FISCAL YEAR 2025 OPTION EXERCISES AND STOCK VESTED TABLE
The following table sets forth the stock awards that vested, and the value realized upon vesting, by the NEOs during fiscal year 2025. No options were outstanding, vested or were exercised during fiscal year 2025.

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
Brian Krzanich	—	—
Stefan Ortmanns (2)	307,986	1,960,420
Antonio Rodriquez	—	—
Nils Schanz	32,259	95,809
Jennifer Salinas	57,483	277,563
Christian Mentz	21,244	63,095
_____________________________
(1)Value calculated by multiplying the number of shares vesting by the closing price of a share of Cerence Common Stock on the vesting date.
(2)Includes the portion of each outstanding RSU award held by Dr. Ortmanns that was scheduled to vest during the 18-month period following his date of termination and earned PSU awards for which the performance period was complete as of the date of termination, which accelerated and vested in connection with the termination of Dr. Ortmanns' employment pursuant to the terms of his existing Change of Control Equity Acceleration Agreement with the Company.
Pension or Non-Qualified Deferred Compensation Plans
There were no pension or non-qualified deferred compensation plans in place for any NEOs in fiscal year 2025.
Change of Control and Severance Agreements
Mr. Krzanich entered into a Change of Control and Severance Agreement ("CEO Severance Agreement") with the Company, each of Mr. Schanz and Mr. Mentz entered into a Change of Control Severance Agreement with Cerence GmbH, a wholly-owned subsidiary of the Company, and a Change of Control Equity Acceleration Agreement with the Company, and each of Mr. Rodriquez and Ms. Salinas entered into a Change of Control and Severance Agreement with the Company. Dr. Ortmanns was party to a Change of Control and Severance Agreement with Cerence GmbH and a Change of Control Equity Acceleration Agreement with the Company prior to the termination of his employment and received severance payments and benefits pursuant to those agreements in connection with his termination of employment.
Mr. Krzanich
The CEO Severance Agreement provides that in the event that Mr. Krzanich's employment is terminated by us other than for “cause” (as defined in the CEO Severance Agreement) and for a reason other than death or “disability” (as defined in the CEO Severance Agreement) and such termination occurs outside of the one-year period following a “change of control” (as defined in the CEO Severance Agreement), Mr. Krzanich will be eligible to receive (i) a lump sum payment equal to 150% of his annual base salary then in effect, (ii) a lump sum payment equal to 150% of his target bonus and a pro-rated percentage of his target bonus for the fiscal year in which the termination occurs, (iii) vesting of the portion of his time-based equity awards that would have vested in the 18-month period following the date of termination, (iv) vesting of the earned portion of his performance-based equity awards for which the performance period is complete as of the date of termination and (v) for any performance-based equity awards with a single three-year performance period for which the performance period is not completed as of the date of termination, and provided Mr. Krzanich has been employed for at least six months of the performance period, except as otherwise provided in the applicable award agreement, a pro-rated portion of such performance-based award shall remain eligible to vest at the end of the performance period based upon actual achievement of the performance metrics.
If Mr. Krzanich's employment is terminated by us other than for cause and for a reason other than death or disability or Mr. Krzanich resigns for “good reason” (as defined in the CEO Severance Agreement) within 12 months following a change of control, he would instead be eligible to receive, (i) 200% of his annual base salary then in effect, payable in a lump sum, (ii) a lump sum payment equal to (A) 200% of the greater of (1) his target bonus for the year in which the termination occurs, or (2) his target bonus in effect immediately prior to the change of control plus (B) a pro-rated percentage of the greater of (1) his target bonus for the year in which the termination occurs, or (2) his target bonus in effect immediately prior to the change of control, (iii) 100% vesting acceleration of his time-based equity awards, and (iv) vesting of his performance-based awards based on actual performance through the date of termination or, if actual performance is not measurable, target performance.
In the event that Mr. Krzanich's employment is terminated due to death or disability, he (i) is eligible to receive 100% vesting acceleration of his unvested time-based equity awards and his earned performance-based equity award for which the performance period is complete, and (ii) will remain eligible to earn a pro-rated portion of his performance-based equity awards with a single three-year performance period for which the performance period is not completed as of the date of termination based upon actual achievement of the performance metrics.
Dr. Ortmanns
The Change of Control and Severance Agreement and Change of Control Equity Acceleration Agreement with Dr. Ortmanns (the “Former CEO Severance Agreements”) provided that in the event that Dr. Ortmanns’ employment was terminated by us other than for “cause” (as defined in the Former CEO Severance Agreements) and for a reason other than death or “disability” (as defined in the Former CEO Severance Agreements) and such termination occurred outside of the one-year period following a “change of control” (as defined in the Former CEO Severance Agreements), Dr. Ortmanns was eligible to receive (i) a lump sum payment equal to 150% of his annual base salary then in effect, (ii) a lump sum payment equal to 150% of his target bonus and a pro-rated percentage of his target bonus for the fiscal year in which the termination occurred, (iii) vesting of the portion of his time-based equity awards that would have vested in the 18-month period following the date of termination, (iv) vesting of the earned portion of his performance-based equity awards for which the performance period was complete as of the date of termination and (v) for any performance-based equity awards with a single three-year performance period for which the performance period was not completed as of the date of termination, and provided Dr. Ortmanns had been employed for at least six months of the performance period, except as otherwise provided in the applicable awards agreement, a pro-rated portion of such performance-based award would have remained eligible to vest at the end of the performance period based upon actual achievement of the performance metrics.

If Dr. Ortmanns’ employment was terminated by us other than for cause and for a reason other than death or disability or Dr. Ortmanns resigned for “good reason” (as defined in Former CEO Severance Agreements) within 12 months following a change of control, he would instead have been eligible to receive (i) 200% of his annual base salary then in effect, payable in a lump sum, (ii) a lump sum payment equal to (A) 200% of the greater of (1) his target bonus for the year in which the termination occurs or (2) his target bonus in effect immediately prior to the change of control plus (B) a pro-rated percentage of the greater of (1) his target bonus for the year in which the termination occurred or (2) his target bonus in effect immediately prior to the change of control, (iii) 100% vesting acceleration of his time-based equity awards, and (iv) vesting of his performance-based awards based on actual performance through the date of termination or, if actual performance was not measurable, target performance.

In the event that Dr. Ortmanns' employment was terminated due to death or disability, he (i) would have been eligible to receive 100% vesting acceleration of his unvested time-based equity awards and his earned performance-based equity award for which the performance period was complete and (ii) would have remained eligible to earn a pro-rated portion of his performance-based equity awards with a single three-year performance period for which the performance period was not completed as of the date of termination based upon actual achievement of the performance metrics.

In connection with the termination of his employment, Dr. Ortmanns received the severance payments and benefits payable to him pursuant to the Former CEO Severance Agreements upon a termination without cause outside of the one-year period following a change of control.

Other NEOs
The Severance Agreements with the other NEOs provide that in the event that the NEO’s employment is terminated by us other than for “cause” (as defined in the applicable Severance Agreement) and for a reason other than death or “disability” (as defined in the applicable Severance Agreement) and such termination occurs outside of the one-year period following a “change of control” (as defined in the applicable Severance Agreement), the NEO will be eligible to receive (i) a lump sum payment equal to 100% of the NEO’s annual base salary then in effect, (ii) a lump sum payment equal to 100% of the NEO’s target bonus and a pro-rated percentage of the NEO’s target bonus for the fiscal year in which the termination occurs, (iii) vesting of the portion of the NEO’s time-based equity awards that would have vested in the 12-month period following the date of termination, (iv) vesting of the earned portion of the NEO’s performance-based equity awards for which the performance period is complete as of the date of termination, and (v) for any performance-based equity awards with a single three-year performance period for which the performance period is not completed as of the date of termination, and provided the NEO has been employed for at least six months of the performance period, except as otherwise provided in the applicable award agreement, a pro-rated portion of such performance-based award shall remain eligible to vest at the end of the performance period based upon actual achievement of the performance metrics.
If the NEO’s employment is terminated by us other than for cause and for a reason other than death or disability or the NEO resigns for “good reason” (as defined in the applicable Severance Agreement) within 12 months following a change of control, the NEO will be instead eligible to receive, (i) 150% of the NEO’s annual base salary then in effect, payable in a lump sum, (ii) a lump sum payment equal to (A) 150% of the greater of (1) the NEO’s target bonus for the year in which the termination occurs, or (2) the NEO’s target bonus in effect immediately prior to the change of control plus (B) a pro-rated percentage of the greater of (1) the NEO’s target bonus for the year in which the termination occurs, or (2) the NEO’s target bonus in effect immediately prior to the change of control, and (iii) 100% vesting acceleration of his or her time-based equity awards, and (iv) vesting of the NEO’s performance-based awards based on actual performance through the date of termination or, if actual performance is not measurable, target performance.
In the event that the NEO’s employment is terminated due to death or disability, the NEO (i) will be eligible to receive 100% vesting acceleration of the NEO’s unvested time-based equity awards and the NEO’s earned performance-based equity awards for which the performance period is complete, and (ii) will remain eligible to earn a pro-rated portion of his or her performance-based equity awards with a single three-year performance period for which the performance period is not completed as of the date of termination based upon actual achievement of the performance metrics.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE OF CONTROL
Estimated Payment and Benefits Upon Termination or Change of Control
The amount of compensation and benefits payable to each of our NEOs serving as of September 30, 2025, in various termination and change of control situations has been estimated in the tables below. In addition, the actual severance payments and benefits paid to Dr. Ortmanns in connection with the termination of his employment are set forth below. The value of the equity vesting acceleration was calculated for Dr. Ortmanns as of the date of his termination of employment, which was December 31, 2024, and for each of the other NEOs based on the assumption that the change of control and the NEO’s employment termination occurred on September 30, 2025. The per share closing price of the Common Stock on Nasdaq as of December 31, 2024 was $7.85 and the per share closing price of the Common Stock on Nasdaq on September 30, 2025, the last trading day of fiscal year 2025, was $12.46. The value of RSU vesting acceleration was calculated by multiplying the number of RSUs subject to vesting acceleration as of the applicable date, by the per share closing price of our Common Stock as of such date.
Brian Krzanich
The following table describes the potential payments and benefits upon employment termination for Mr. Krzanich, as if his employment terminated as of September 30, 2025.

Executive Benefits and Payment upon Termination	Termination by Company Without Cause Not in Connection with a Change of Control ($)		Termination by Company without Cause or Resignation for Good Reason within 12 Months Following a Change of Control ($)		Termination Due to Death or Disability ($)
Compensation:
Cash Severance	2,400,000	(1)	3,000,000	(2)	—
Health Care Continuation	47,422	(3)	47,422	(4)	—
Acceleration of Equity Awards	15,511,180	(5)	28,445,432	(6)	19,822,589	(7)
Total	17,958,602		31,492,854		19,822,589	(8)
_____________________________
(1)Represents (i) 150% of Mr. Krzanich's annual base salary in effect as of September 30, 2025, (ii) 150% of Mr. Krzanich's target bonus for fiscal year 2025, and (iii) a pro-rated percentage of Mr. Krzanich's target bonus for fiscal year 2025.
(2)Represents (i) 200% of Mr. Krzanich's annual base salary in effect as of September 30, 2025, (ii) 200% of Mr. Krzanich's target bonus for fiscal year 2025, and (iii) a pro-rated percentage of Mr. Krzanich's target bonus for fiscal year 2025.
(3)Represents 18 months of Company-paid health insurance under COBRA at the coverage level in effect on September 30, 2025.
(4)Represents 18 months of Company-paid health insurance under COBRA at the coverage level in effect on September 30, 2025.
(5)Represents the value attributable to acceleration of the portion of Mr. Krzanich's time-based equity awards that would have vested in the 18-month period following the date of termination and the earned portion of Mr. Krzanich's PSUs for which the performance period is complete as of the date of termination.
(6)Represents the value attributable to acceleration of 100% of Mr. Krzanich's unvested time-based equity awards and 100% of the number of unvested PSUs held by Mr. Krzanich based on actual performance and target performance where performance is not measurable.

(7)Represents the value attributable to acceleration of 100% of Mr. Krzanich's unvested time-based equity awards and his earned PSUs for which the performance period is complete as of the date of termination.
(8)The amount reported excludes the value of the disability benefit payable under a long-term disability insurance policy following a six-month waiting period.
Stefan Ortmanns
Dr. Ortmanns’ employment terminated without cause on December 31, 2024, and he received the following payments and benefits pursuant to the terms of the Former CEO Severance Agreements in connection such termination: (i) 2,136,875 Euros cash severance ($2,371,931 based on a foreign exchange rate of 1 Euro to 1.11 U.S. dollars); and (ii) accelerated vesting of 86,306 RSUs (with a value of $677,502 based on the closing price of the Common Stock on Nasdaq on December 31, 2024) and 124,521 earned PSUs that remained subject to time-based vesting (with a value of $977,490 based on the closing price of the Common Stock on Nasdaq on December 31, 2024). In exchange for his cash payments, Dr. Ortmanns reaffirmed his confidentiality agreement, including restrictive covenants, and signed a release of claims.

Antonio Rodriquez
The following table describes the potential payments and benefits upon employment termination for Mr. Rodriquez, as if his employment terminated as of September 30, 2025.

Executive Benefits and Payment upon Termination	Termination by Company Without Cause Not in Connection with a Change of Control ($)		Termination by Company without Cause or Resignation for Good Reason within 12 Months Following a Change of Control ($)		Termination Due to Death or Disability ($)
Compensation:
Cash Severance	1,187,500	(1)	1,603,125	(2)	—
Health Care Continuation	21,832	(3)	32,748	(4)	—
Acceleration of Equity Awards	3,380,024	(5)	8,584,703	(6)	5,982,358	(7)
Total	4,589,356		10,220,576		5,982,358	(8)
_____________________________
(1)Represents (i) 100% of Mr. Rodriquez's annual base salary in effect as of September 30, 2025, (ii) 100% of Mr. Rodriquez's target bonus for fiscal year 2025, and (iii) a pro-rated percentage of Mr. Rodriquez's target bonus for fiscal year 2025.
(2)Represents (i) 150% of Mr. Rodriquez's annual base salary in effect as of September 30, 2025, (ii) 150% of Mr. Rodriquez's target bonus for fiscal year 2025, and (iii) a pro-rated percentage of Mr. Rodriquez's target bonus for fiscal year 2025.
(3)Represents 12 months of Company-paid health insurance under COBRA at the coverage level in effect on September 30, 2025.
(4)Represents 18 months of Company-paid health insurance under COBRA at the coverage level in effect on September 30, 2025.
(5)Represents the value attributable to acceleration of the portion of Mr. Rodriquez's time-based equity awards that would have vested in the 12-month period following the date of termination and the earned portion of Mr. Rodriquez's PSUs for which the performance period is complete as of the date of termination.

(6)Represents the value attributable to acceleration of 100% of Mr. Rodriquez's unvested time-based equity awards and 100% of the unvested PSUs held by Mr. Rodriquez based on actual performance and target performance where performance is not measurable.
(7)Represents the value attributable to acceleration of 100% of Mr. Rodriquez's unvested time-based equity awards and his earned PSUs for which the performance period is complete as of the date of termination.
(8)The amount reported excludes the value of the disability benefit payable under a long-term disability insurance policy following a six-month waiting period.
Nils Schanz
The following table describes the potential payments and benefits upon employment termination for Mr. Schanz, as if his employment terminated as of September 30, 2025.

Executive Benefits and Payment upon Termination	Termination by Company Without Cause Not in Connection with a Change of Control ($)		Termination by Company without Cause or Resignation for Good Reason within 12 Months Following a Change of Control ($)		Termination Due to Death or Disability ($)
Compensation:
Cash Severance	1,154,400	(1)	1,558,440	(2)	—
Health Care Continuation	—		—		—
Acceleration of Equity Awards	1,413,076	(3)	3,451,345	(4)	2,432,204	(5)
Total	2,567,476		5,009,785		2,432,204
_____________________________
(1)Represents (i) 100% of Mr. Schanz’s annual base salary in effect as of September 30, 2025, (ii) 100% of Mr. Schanz’s target bonus for fiscal year 2025, and (iii) a pro-rated percentage of Mr. Schanz’s target bonus for fiscal year 2025.
(2)Represents (i) 150% of Mr. Schanz’s annual base salary in effect as of September 30, 2025, (ii) 150% of Mr. Schanz’s target bonus for fiscal year 2025, and (iii) a pro-rated percentage of Mr. Schanz’s target bonus for fiscal year 2025
(3)Represents the value attributable to acceleration of the portion of Mr. Schanz’s time-based equity awards that would have vested in the 12-month period following the date of termination and the earned portion of Mr. Schanz’s PSUs for which the performance period is complete as of the date of termination.
(4)Represents the value attributable to acceleration of 100% of Mr. Schanz’s unvested time-based equity awards and 100% of the unvested PSUs held by Mr. Schanz based on actual performance and target performance where performance is not measurable.
(5)Represents the value attributable to acceleration of 100% of Mr. Schanz’s unvested time-based equity awards and his earned PSUs for which the performance period is complete as of the date of termination.

Jennifer Salinas
The following table describes the potential payments and benefits upon employment termination for Ms. Salinas, as if her employment terminated as of September 30, 2025.

Executive Benefits and Payment upon Termination	Termination by Company Without Cause Not in Connection with a Change of Control ($)		Termination by Company without Cause or Resignation for Good Reason within 12 Months Following a Change of Control ($)		Termination Due to Death or Disability ($)
Compensation:
Cash Severance	1,250,000	(1)	1,687,500	(2)	—
Health Care Continuation	31,614	(3)	47,422	(4)	—
Acceleration of Equity Awards	5,119,166	(5)	13,208,360	(6)	9,109,992	(7)
Total	6,400,780		14,943,282		9,109,992	(8)
_____________________________
(1)Represents (i) 100% of Ms. Salinas’ annual base salary in effect as of September 30, 2025, (ii) 100% of Ms. Salinas’ target bonus for fiscal year 2025, and (iii) a pro-rated percentage of Ms. Salinas’ target bonus for fiscal year 2025.
(2)Represents (i) 150% of Ms. Salinas’ annual base salary in effect as of September 30, 2025, (ii) 150% of Ms. Salinas’ target bonus for fiscal year 2025, and (iii) a pro-rated percentage of Ms. Salinas’ target bonus for fiscal year 2025.
(3)Represents 12 months of Company-paid health insurance under COBRA at the coverage level in effect on September 30, 2025.
(4)Represents 18 months of Company-paid health insurance under COBRA at the coverage level in effect on September 30, 2025.
(5)Represents the value attributable to acceleration of the portion of Ms. Salinas’ time-based equity awards that would have vested in the 12-month period following the date of termination and the earned portion of Ms. Salinas’ PSUs for which the performance period is complete as of the date of termination.
(6)Represents the value attributable to acceleration of 100% of Ms. Salinas’ unvested time-based equity awards and 100% of the unvested PSUs held by Ms. Salinas based on actual performance and target performance where performance is not measurable.
(7)Represents the value attributable to acceleration of 100% of Ms. Salinas’ unvested time-based equity awards and her earned PSUs for which the performance period is complete as of the date of termination.
(8)The amount reported excludes the value of the disability benefit payable under a long-term disability insurance policy following a six-month waiting period
Christian Mentz
The following table describes the potential payments and benefits upon employment termination for Mr. Mentz, as if his employment terminated as of September 30, 2025.

Executive Benefits and Payment upon Termination	Termination by Company Without Cause Not in Connection with a Change of Control ($)		Termination by Company without Cause or Resignation for Good Reason within 12 Months Following a Change of Control ($)		Termination Due to Death or Disability ($)
Compensation:
Cash Severance	1,381,793	(1)	1,785,833	(2)	—
Health Care Continuation	—		—		—
Acceleration of Equity Awards	1,275,842	(3)	3,241,942	(4)	2,319,030	(5)
Total	2,657,635		5,027,775		2,319,030
_____________________________
(1)Represents (i) 100% of Mr. Mentz’s annual base salary in effect as of September 30, 2025, (ii) 100% of Mr. Mentz’s target bonus for fiscal year 2025, (iii) a pro-rated percentage of Mr. Mentz’s target bonus for fiscal year 2025, and (iv) retention bonus that was due in October, 2025.
(2)Represents (i) 150% of Mr. Mentz’s annual base salary in effect as of September 30, 2025, (ii) 150% of Mr. Mentz’s target bonus for fiscal year 2025, (iii) a pro-rated percentage of Mr. Mentz’s target bonus for fiscal year 2025, and (iv) retention bonus that was due in October, 2025.
(3)Represents the value attributable to acceleration of the portion of Mr. Mentz’s time-based equity awards that would have vested in the 12-month period following the date of termination and the earned portion of Mr. Mentz’s PSUs for which the performance period is complete as of the date of termination.
(4)Represents the value attributable to acceleration of 100% of Mr. Mentz’s unvested time-based equity awards and 100% of the unvested PSUs held by Mr. Mentz based on actual performance and target performance where performance is not measurable.
(5)Represents the value attributable to acceleration of 100% of Mr. Mentz’s unvested time-based equity awards and his earned PSUs for which the performance period is complete as of the date of termination.

PAY VERSUS PERFORMANCE DISCLOSURE
Pursuant to Section 953(a) of the Dodd-Frank Act and Item 402(v) of SEC Regulation S-K, we are providing the following information about the relationship between executive “compensation actually paid” (“CAP”) to the Company’s principal executive officer (“PEO”) and the Company’s non-PEO named executive officers (the “Non-PEO NEOs”) and certain aspects of the financial performance of the Company. The Compensation Committee does not utilize CAP as a basis for making compensation decisions. For further information concerning our compensation philosophy and how we align executive compensation with our performance, please see the Compensation Discussion and Analysis section of this Proxy Statement.
Pay Versus Performance Table

									Value of Initial Fixed $100 Investment Based on:(4)
Fiscal Year(1)	Summary Compensation Table Total for Mr. Krzanich PEO(2)	Summary Compensation Table Total for Dr. Ortmanns PEO(2)	Summary Compensation Table Total for Mr. Dhawan PEO(2)	Compensation Actually Paid to Mr. Krzanich PEO(3)	Compensation Actually Paid to Dr. Ortmanns PEO(3)	Compensation Actually Paid to Mr. Dhawan PEO(3)	Average Summary Compensation Table Total for Non-PEO NEOs(2)	Average Compensation Actually Paid to Non-PEO NEOs(3)	Cerence Total Shareholder Return	Peer Group Total Shareholder Return(5)	Net Income ($mil.)(6)	Revenue(7) ($mil.)
2025	$8,544,306	2,608,182	$—	35,147,076	$2,782,855	—	$4,473,415	$9,324,201	$26	$168	$(18)	$251
2024	$—	861,734	$—	—	$-10,879,482	—	$2,646,188	$-1,457,744	$6	$136	$(588)	331
2023	$—	$14,438,733	$—	$—	$15,972,323	—	$6,752,845	$4,286,095	$42	$107	$(56)	291
2022	—	$5,348,695	9,512,933	$—	$-4,314,610	$-17,453,566	$2,775,483	$-1,854,165	$32	$90	$(311)	341
2021	—	—	7,465,574	—	—	$41,323,599	$1,803,823	$10,285,852	$197	$144	46	385
_____________________________
(1)Mr. Krzanich succeeded Dr. Ortmanns as PEO in fiscal year 2025 (on October 7,2024). Dr. Ortmanns succeeded Sanjay Dhawan as PEO in fiscal year 2022 (on December 15, 2021). Dr. Ortmanns served as PEO for the entirely of fiscal year 2023 and 2024. Mr. Dhawan served as the PEO for the entirety of fiscal year 2021. Our Non-PEO NEOs for the applicable fiscal years were as follows:
•Fiscal year 2025: Antonio Rodriquez, Nils Schanz, Jennifer Salinas, and Christian Mentz
•Fiscal year 2024: Antonio Rodriquez, Thomas Beaudoin, Daniel Tempesta, Nils Schanz, Jennifer Salinas, and Iqbal Arshad
•Fiscal year 2023: Thomas Beaudoin, Prateek Kathpal, and Iqbal Arshad
•Fiscal year 2022: Thomas Beaudoin, Mark Gallenberger, Marc Montagner, Prateek Kathpal, and Christophe Couvreur
•Fiscal year 2021: Mark Gallenberger, Stefan Ortmanns, and Leanne Fitzgerald
(2)Amounts reported in these columns represent (i) the total compensation reported in the Summary Compensation Table (“SCT”) for the applicable fiscal year in the case of our PEOs, Mr. Krzanich, Dr. Ortmanns, and Mr. Dhawan, and (ii) the average of the total compensation reported in the SCT for the applicable fiscal year for our Non-PEO NEOs.
(3)Amounts reported in these columns represent (i) CAP for the applicable fiscal year in the case of our PEOs, Mr. Krzanich, Dr. Ortmanns, and Mr. Dhawan and (ii) the average CAP for the applicable fiscal year for our Non-PEO NEOs; adjustments were made to the amounts reported in the SCT for the applicable fiscal year. A reconciliation of the adjustments made to the SCT amounts to calculate CAP for our PEOs, Mr. Krzanich, Dr. Ortmanns, and Mr. Dhawan, and for the average of the Non-PEO NEOs in accordance with the requirements of Item 402(v) of Regulation S-K is set forth in the following table:

	Fiscal Year 2025
	Mr. Krzanich PEO	Dr. Ortmanns PEO	Average Non-PEO NEOs
Summary Compensation Table Total	$8,544,306	$2,608,182	$4,473,415
Minus Change in Pension Value Reported in SCT for the Fiscal Year	$—	$—	$—
Plus Pension Value Service Cost for the Fiscal Year	$—	$—	$—
Minus Equity Award Value Reported in SCT for the Fiscal Year	$(6,996,538)	$—	$(3,100,423)
Plus Year End Fair Value of Equity Awards Granted During the Covered Year that Remain Outstanding and Unvested as of Last Day of the Fiscal Year	$33,599,308	$—	$7,729,872
Plus Year over Year Change in Fair Value as of the Last Day of the Fiscal Year of Outstanding and Unvested Equity Awards Granted in Prior Fiscal Years	$—	$—	$199,621
Plus Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Fiscal Year	$—	$—	$—
Plus Year over Year Change in Fair Value as of the Vesting Date of Equity Awards Granted in Prior Fiscal Years that Vested During the Fiscal Year	$—	$990,264	$21,715
Minus Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Fiscal Year	$—	$(815,592)	$—
Plus Value of Dividends or other Earnings Paid on Equity Awards Not Otherwise Reflected in Fair Value or Total Compensation for the Fiscal Year	$—	$—	$—
Compensation Actually Paid	$35,147,076	$2,782,855	$9,324,201
In the table above, the unvested equity fair values were calculated on each of the required measurement dates using assumptions based on criteria consistent with those used for grant date fair value calculations and in accordance with the methodology used for financial reporting purposes. For unvested awards subject to performance-based vesting conditions, the fair values were based on the probable outcome of such performance-based vesting conditions as of the last day of the fiscal year.
(4)Total Shareholder Return (“TSR”) is cumulative for the measurement periods beginning on September 30, 2020 and ending on September 30 of each of 2025, 2024, 2023, 2022, and 2021, respectively. TSR is calculated by dividing the difference between the price of the Company’s Common Stock at the end and the beginning of the measurement period by the price of the Company’s Common Stock at the beginning of the measurement period. No dividends were paid by the Company during fiscal years 2021, 2022, 2023, 2024, or 2025.
(5)Represents the weighted peer group TSR, weighted according to the respective company's stock market capitalization at the beginning of each period for which a return is indicated. Our peer group for these purposes is the S&P Software & Services Select Industry Index, which is the industry index used by the Company for purposes of compliance with Item 201(e) of Regulation S-K for all five fiscal years.
(6)Reflects the Company’s net income (loss) reflected in the audited financial statements published in our Annual Report on Form 10-K for the applicable fiscal year.
(7)Revenue is the Company-selected measure. Values shown reflect revenue as calculated for purposes of our executive compensation program for the applicable reporting fiscal year based on the reporting fiscal year’s STIP foreign exchange rate.
Performance Measures Used to Link Company Performance and CAP
The following is a list of performance measures, which in our assessment represent the most important performance measures used by the Company to link CAP to the NEOs for fiscal year 2025. Each metric below is used for purposes of determining payouts under either our annual incentive program or vesting of our PSUs. Please see the “Compensation Discussion and Analysis” section of this Proxy Statement for a further description of these metrics and how they are used in the Company’s executive compensation program.
Revenue
Adjusted EBITDA

Adjusted EBITDA Margin
Adjusted Free Cash Flow
Relationship between CAP and TSR
The graph below illustrates the relationship between our TSR and the Peer Group TSR, as well as the relationship between our TSR and CAP for the PEO and average CAP for the Non-PEO NEOs. As shown in the graph below, CAP to our PEO and the average CAP for the Non-PEO NEOs is generally aligned with the Company’s TSR over the five-year period from October 1, 2020 to September 30, 2025, in large part because a significant portion of the compensation awarded to the Company’s NEOs is in the form of equity awards, the value of which is impacted by stock price changes.

Pay Versus Performance: Total Shareholder Return
PEO CAP (Dhawan)
PEO CAP (Ortmanns)
Avg. Non-PEO NEOs CAP
PEO CAP (Krzanich)
Cerence TSR
S&P Software & Services Select Industry Index TSR
Total Shareholder Return (TSR)
Compensation Actually Paid ($ millions)
$225
$200
$175
$150
$125
$100
$75
$50
$25
$0
$50.0
$37.5
$25.0
$12.5
$0.0
($12.5)
($25.0)
$100
$100
$41.3
$197
$144
$10.3
$90
($4.3)
($1.9)
($17.5)
$32
$16.0
$107
$4.3
$42
$136
($1.5)
($10.9)
$6
$35.2
$168
$9.3
$2.8
$26
Fiscal Year 2021
Fiscal Year 2022
Fiscal Year 2023
Fiscal Year 2024
Fiscal Year 2025

Relationship between CAP and GAAP Net Income
The graph below reflects the relationship between the PEO and average Non-PEO NEOs CAP and our GAAP Net Income. The Company does not use net income as a performance measure in its executive compensation program.

Pay Versus Performance: GAAP Net Income
PEO CAP (Dhawan)
PEO CAP (Ortmanns)
Avg. Non-PEO NEOs CAP
PEO CAP (Krzanich)
GAAP Net Income
GAAP Net Income ($ millions)
Compensation Actually Paid ($ millions)
$1,200
$900
$600
$300
$0
($300)
($600)
$50.0
$37.5
$25.0
$12.5
$0.0
($12.5)
($25.0)
$41.3
$10.3
$46
($17.5)
($4.3)
($1.9)
-$311
$16.0
$4.3
-$56
($10.9)
($1.5)
-$588
$2.8
$9.3
$35.2
-$18
Fiscal Year 2021
Fiscal Year 2022
Fiscal Year 2023
Fiscal Year 2024
Fiscal Year 2025

Relationship between CAP and Revenue (our Company-Selected Measure)
The graph below reflects the relationship between the PEO and average Non-PEO NEOs CAP and our revenue.

Pay Versus Performance: Revenue
PEO CAP (Dhawan)
PEO CAP (Ortmanns)
Avg. Non-PEO NEOs CAP
PEO CAP (Krzanich)
Revenue
Revenue ($ millions)
Compensation Actually Paid ($ millions)
$600
$450
$300
$150
$0
($150)
($300)
$50.0
$37.5
$25.0
$12.5
$0.0
($12.5)
($25.0)
$41.3
$10.3
$385
($17.5)
($4.3)
($1.9)
$341
$16.0
$4.3
$291
($10.9)
($1.5)
$331
$2.8
$9.3
$35.2
$251
Fiscal Year 2021
Fiscal Year 2022
Fiscal Year 2023
Fiscal Year 2024
Fiscal Year 2025

CEO PAY RATIO
Our compensation and benefits philosophy and the overall structure of our compensation and benefit programs are broadly similar across the organization to encourage and reward all employees who contribute to our success. We strive to ensure the pay of each of our employees reflects the level of their job impact and responsibilities and is competitive within our peer group. Compensation rates are benchmarked and are generally set to be market-competitive in the country in which the jobs are performed. Our ongoing commitment to pay equity is critical to our success in supporting a diverse workforce with opportunities for all employees to grow, develop and contribute.
Under rules adopted pursuant to the Dodd-Frank Act, we are required to calculate and disclose the total compensation paid to our median paid employee, as well as the ratio of the total compensation paid to the median employee as compared to the total compensation paid to our Chief Executive Officer (the “CEO Pay Ratio”). The paragraphs that follow describe our methodology and the resulting CEO Pay Ratio.
In October 2024, Mr. Krzanich succeeded Dr. Ortmanns as our President and Chief Executive Officer. When a company has had two chief executive officers in the same fiscal year, under Item 402(u) of Regulation S-K the compensation paid to the chief executive officer for purposes of calculating the CEO Pay Ratio can either be (i) a combination of the compensation paid to each person who served as chief executive officer during the fiscal year or (ii) the annualized compensation of the person who was serving as chief executive officer as of the date it used to select the median employee. Because Mr. Krzanich was our President and Chief Executive Officer as of September 30, 2025, the date we used to select our median employee, we chose to use Mr. Krzanich’s annualized fiscal year 2025 compensation for purposes of calculating our fiscal year 2025 CEO Pay Ratio.

We identified the median employee by looking at base salary plus target bonus as of September 30, 2025 for all active employees as of that date. We did not perform adjustments to the compensation paid to part-time employees to calculate what they would have been paid on a full-time basis. In identifying the median employee, we did not exclude workers in non-U.S. countries and did not make any cost-of-living adjustments. Once the median employee was identified, we calculated the median employee’s annual total compensation in accordance with the requirements of the Summary Compensation Table.
For fiscal year 2025:
•the annual total compensation of the employee identified as our median employee (other than our CEO) was $74,581; and
•Mr. Krzanich's annualized fiscal year 2025 total compensation for fiscal year 2025 was $8,569,410.
Therefore, our CEO Pay Ratio is approximately 115:1.
This information is being provided for compliance purposes and is a reasonable estimate calculated in a manner consistent with SEC rules, based on our internal records and the methodology described above. The SEC rules for identifying the median compensated employee allow companies to adopt a variety of methodologies, to apply certain exclusions and to make reasonable estimates and assumptions that reflect their employee populations and compensation practices. Accordingly, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies have different employee populations and compensation practices and may use different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios. Neither the Compensation Committee nor management of the Company used the CEO Pay Ratio measure in making compensation decisions.

EQUITY COMPENSATION PLAN INFORMATION
Our Board adopted, and Nuance as our sole stockholder prior to the Spin-Off approved, the 2019 Equity Incentive Plan (the “2019 Plan”) for the benefit of certain of our current and future employees and other service providers and the Cerence 2019 Employee Stock Purchase Plan (the “ESPP”) for the benefit of our current and future employees. The Board also has adopted the 2024 Inducement Plan (as amended, the “Inducement Plan”). The following table provides information as of September 30, 2025, with respect to the securities authorized for issuance under these equity compensation plans.

	(a) Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights(2)		(b) Weighted- Average Exercise Price of Outstanding Options, Warrants and Rights	(c) Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
Equity compensation plans approved by securityholders (1)	2,747,207	(2)	—	2,545,429
Equity compensation plans not approved by securityholders (3)	2,315,638	(4)	—	1,797,310
Total equity compensation plans	5,062,845		—	4,342,739
_____________________________
(1)Includes the following plans: the 2019 Plan and the ESPP. These equity compensation plans were approved by the sole stockholder of the Company prior to the Spin-Off.
(2)Represents the number of shares of Common Stock underlying outstanding RSUs and PSUs (at target levels) under the 2019 Plan.
(3)Includes the Inducement Plan. The purpose of the Inducement Plan is to enable the Company to grant equity awards to induce prospective officers and employees who are not currently employed by the Company and its subsidiaries to accept employment and provide them with a proprietary interest in the Company. The Company intends that the Inducement Plan be reserved for persons to whom the Company may issue securities without stockholder approval as an inducement pursuant to Nasdaq rules.
(4)Represents the number of shares of Common Stock underlying outstanding RSUs and PSUs (at target levels) under the Inducement Plan.
TRANSACTIONS WITH RELATED PERSONS
Our Board has adopted a written policy regarding the review, approval and ratification of transactions with related persons. This policy provides that our Audit Committee will review each of Cerence’s transactions involving an amount exceeding $120,000 and in which any “related person” had, has or will have a direct or indirect material interest. In general, “related persons” are our directors, director nominees, executive officers and stockholders beneficially owning more than five percent (5%) of our outstanding Common Stock and immediate family members or certain affiliated entities of any of the foregoing persons. Our Audit Committee will approve or ratify only those transactions that are fair and reasonable to Cerence and in our and our stockholders’ best interests.
A copy of our related party transactions policy can be found under “Governance – Governance Documents” in the Investors section of our website, www.cerence.com.
Other than the compensation agreements and other arrangements which are described in the “Executive Compensation” or “Director Compensation” section of this Proxy Statement, in fiscal year 2025 through the date of this proxy statement, there was no transaction or series of similar transactions to which we were or will be a party in which the amount involved exceeded or will exceed $120,000 and in which any director, executive officer, holder of five percent (5%) or more of any class of our capital stock or any member of their immediate family had or will have a direct or indirect material interest.

PROPOSAL TWO
NON-BINDING, ADVISORY VOTE ON EXECUTIVE COMPENSATION
We are asking our stockholders to vote to approve, on a non-binding, advisory basis, the compensation of our NEOs for the fiscal year ended September 30, 2025 as disclosed in this Proxy Statement, in accordance with the requirements of Section 14A of the Exchange Act. As described in detail under the heading “Compensation Discussion and Analysis,” our executive compensation program is designed to drive and reward performance and align the compensation of our NEOs with the long-term interests of our stockholders. Please read the “Compensation Discussion and Analysis” and the compensation tables and narrative disclosure that follow such section for additional details about our executive compensation program, including information about the compensation of our NEOs for the fiscal year ended September 30, 2025.
This proposal, commonly known as a “say-on-pay” proposal, gives our stockholders the opportunity to express their views on our NEOs’ compensation as a whole. This vote is not intended to address any specific element of compensation but rather the overall compensation of our NEOs and the philosophy, policies and practices described in this Proxy Statement. Our Board and our Compensation Committee believe that these policies and practices are effective in implementing our compensation philosophy and in achieving our compensation program goals.
Accordingly, we are asking our stockholders to vote “FOR” the following resolution:
RESOLVED, that the stockholders hereby approve, on a non-binding, advisory basis, the compensation paid to the Company’s NEOs, as disclosed in the Company’s proxy statement for the 2026 Annual Meeting, pursuant to the compensation disclosure rules of the SEC, including in the Compensation Discussion and Analysis, the compensation tables and the narrative discussions that accompany the compensation tables.
Vote Required
The approval of this non-binding, advisory proposal requires the affirmative vote of a majority of the votes properly cast. As an advisory vote, the outcome of the vote on this proposal is not binding. However, our management team, our Board and our Compensation Committee, which is responsible for designing and administering our executive compensation program, value the opinions expressed by our stockholders, whether through this vote or otherwise, and will consider the outcome of this vote when making future executive compensation decisions.
Recommendation of the Board
THE BOARD RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL, ON A NON-BINDING, ADVISORY BASIS, OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS, AS DISCLOSED IN THIS PROXY STATEMENT.

PROPOSAL THREE
RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC
ACCOUNTING FIRM
Our Audit Committee has approved the retention of BDO USA PC (“BDO”) as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2026. We expect that a representative of BDO will be present at the 2026 Annual Meeting to make a statement if he or she desires to do so, and such representative is expected to be available to respond to appropriate questions.
Although stockholder approval of the appointment of BDO is not required by law, the Board believes that it is advisable to give stockholders an opportunity to ratify this appointment. Stockholders are being asked to ratify the appointment of BDO as the independent registered public accounting firm for the Company for the fiscal year ending September 30, 2026.
Audit Fees
The following table sets forth the approximate aggregate fees paid by the Company to BDO during the fiscal years ended September 30, 2025 and 2024.

	Fiscal 2025	Fiscal 2024
Audit Fees	$2,427,909	$2,833,160
Audit-Related Fees	—	—
Tax Fees	—	—
All Other Fees	—	—
Total Fees	$2,427,909	$2,833,160
Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm
The Sarbanes-Oxley Act of 2002 and the auditor independence rules of the SEC require all independent registered public accounting firms that audit issuers to obtain pre-approval from their respective audit committees in order to provide professional services without impairing independence. As such, our Audit Committee has a policy and has established procedures by which it pre-approves all audit and other permitted professional services to be provided by our independent registered public accounting firm.
The pre-approval procedures include execution by the Chief Financial Officer and Audit Committee Chairperson, on behalf of the Company and the entire Audit Committee, of an audit and quarterly review engagement letter and pre-approval listing of other permitted professional services anticipated to be rendered during the foreseeable future. Additionally, from time to time, we may desire additional permitted professional services for which specific pre-approval is obtained from the Audit Committee Chairperson, acting on behalf of the Company and the entire Audit Committee before provision of such services commences. In doing this, the Company and Audit Committee have established a procedure whereby a BDO representative, in conjunction with the Chief Financial Officer, contacts the Audit Committee Chairperson and obtains pre-approval for such services on behalf of the entire Audit Committee, to be followed by a written engagement letter, as appropriate, confirming such arrangements between BDO and the Company. In addition, on a periodic basis, the entire Audit Committee is provided with a summary of all pre-approved services to date for its review.
Recommendation of the Board
THE BOARD UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR”
RATIFICATION OF THE APPOINTMENT OF BDO USA PC AS THE
COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR 2026.
_____________________________

AUDIT COMMITTEE REPORT
The Audit Committee oversees the accounting and financial reporting processes of the Company, including establishing, assessing, and maintaining internal controls and audits of the financial statements of the Company on behalf of the Board. The Company’s management has primary responsibility for the financial statements and for assessing and maintaining effective internal control over financial reporting.
The Audit Committee acts pursuant to a written charter. A copy of the charter is available under “Governance – Governance Documents” in the Investors section of our website, www.cerence.com. The Audit Committee is comprised solely of independent directors as defined by the Nasdaq listing standards and Rule 10A-3 of the Exchange Act.
The Audit Committee reviewed with management the Consolidated Financial Statements in the Annual Report on Form 10-K for the fiscal year ended September 30, 2025, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, the clarity of disclosures in such financial statements and the effectiveness of the internal control over financial reporting. The Audit Committee reviewed with BDO USA PC, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of the Company’s accounting principles. In addition, the Audit Committee has discussed with BDO USA PC the matters required to be discussed by applicable requirements of the Public Company Accounting Oversight Board. The Audit Committee has received the written disclosures and the letter from BDO USA PC required by applicable requirements of the Public Company Accounting Oversight Board regarding BDO USA PC’s communications with the Audit Committee concerning independence and has discussed with BDO USA PC its independence.
In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board, and the Board approved, that the audited Consolidated Financial Statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2025 for filing with the SEC.

The Audit Committee Marion Harris (Chair) Douglas Davis Kristi Ann Matus Alfred Nietzel
The material in this report is not “soliciting material,” is furnished to, but not deemed “filed” with, the SEC and is not deemed to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, other than the Company’s Annual Report on Form 10-K, where it shall be deemed to be “furnished,” whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table and accompanying footnotes set forth, as of December 15, 2025, information regarding the beneficial ownership of the outstanding shares of our Common Stock by:
•each member of our Board of Directors and each of our NEOs individually;
•all members of our Board of Directors and executive officers as a group; and
•each other person who is known to be the beneficial owner of more than 5% of our Common Stock.
Beneficial ownership has been determined under rules promulgated by the SEC. The information does not necessarily indicate beneficial ownership for any other purpose. Shares of Common Stock issuable upon vesting of RSUs or PSUs within 60 days after December 15, 2025, are deemed outstanding for purposes of computing the percentage beneficially owned by the person or entity holding such securities but are not deemed outstanding for purposes of computing the percentage beneficially owned by any other person or entity. The applicable percentage of ownership as of December 15, 2025 is based on 45,016,034 shares of Common Stock outstanding.
Except as otherwise indicated below, each individual or entity shown in the table has furnished information with respect to beneficial ownership and the address of each executive officer and director listed below is c/o Cerence Inc., 25 Mall Road, Suite 416, Burlington, MA 01803.

Name and Address of Beneficial Owner:	Number of Shares Beneficially Owned	Percent of Class
5% Stockholders:
American Capital Management Inc. (1)	2,982,162	6.62%
The Vanguard Group (2)	3,112,214	6.91%
Blackrock, Inc. (3)	3,303,652	7.34%

Directors and Named Executive Officers:
Brian Krzanich	213,946	*
Antonio Rodriquez	67,876	*
Nils Schanz	32,937	*
Jennifer Salinas	25,998	*
Christian Mentz	28,152	*
Kristi Ann Matus (4)	41,769	*
Marianne Budnik (5)	47,198	*
Douglas Davis (6)	26,576	*
Marcy Klevorn (7)	22,436	*
Marion Harris (8)	14,210	*
Alfred Nietzel (9)	42,198	*
Arun Sarin (10)	63,485	*
Stefan Ortmanns	—	*
Directors, nominees and executive officers as a group (12 persons) (11)	626,781	1.39%
_____________________________
*Represents beneficial ownership of less than one percent of our outstanding Common Stock.
(1)This information regarding the beneficial ownership of American Capital Management Inc. (“American Capital Management”) is based on a Schedule 13G filed by such stockholder on May 15, 2025 reporting beneficial ownership as of March 31, 2025. American Capital Management reported 2,982,162 shares beneficially owned with sole dispositive power over all shares and sole voting power over 1,594,634 shares. The address of this stockholder is 575 Lexington Avenue, 30th Floor, New York, NY 10022.
(2)This information regarding the beneficial ownership of The Vanguard Group is based on a Schedule 13G filed by such stockholder on October 4, 2024 reporting beneficial ownership as of September 30, 2024. The Vanguard Group reported 3,112,214 shares beneficially owned with sole voting power with respect to no shares, shared voting power with respect to 18,362 shares, sole dispositive power with respect to 3,078,224 shares and shared dispositive power with respect to 33,990 shares. The address of this stockholder is 100 Vanguard Blvd., Malvern, PA 19355.
(3)This information regarding the beneficial ownership of BlackRock, Inc. (“BlackRock”) is based on a Schedule 13G filed by such stockholder on July 8, 2024 reporting beneficial ownership as of June 30, 2024. BlackRock reported 3,303,652 shares beneficially owned with sole dispositive power over all of the shares and sole voting power over 3,226,869 shares. The address for BlackRock is 50 Hudson Yards, New York, NY 10001.
(4)Consists of (i) 31,814 shares of Common Stock held directly by Ms. Matus and (ii) 9,955 shares issuable upon vesting of RSUs within 60 days of December 15, 2025.
(5)Consists of (i) 37,243 shares of Common Stock held directly by Ms. Budnik and (ii) 9,955 shares issuable upon vesting of RSUs within 60 days of December 15, 2025.
(6)Consists of (i) 16,621 shares of Common Stock held directly by Mr. Davis and (ii) 9,955 shares issuable upon vesting of RSUs within 60 days of December 15, 2025.
(7)Consists of (i) 12,481 shares of Common Stock held directly by Ms. Klevorn and (ii) 9,955 shares issuable upon vesting of RSUs within 60 days of December 15, 2025.
(8)Consists of (i) 0 shares of Common Stock held directly by Mr. Harris and (ii) 14,210 shares issuable upon vesting of RSUs within 60 days of December 15, 2025.
(9)Consists of (i) 32,243 shares of Common Stock held directly by Mr. Nietzel and (ii) 9,955 shares issuable upon vesting of RSUs within 60 days of December 15, 2025.
(10)Consists of (i) 53,530 shares of Common Stock held directly by Mr. Sarin and (ii) 9,955 shares issuable upon vesting of RSUs within 60 days of December 15, 2025.
(11)Consists of (i) 552,841 shares of Common Stock held directly by the directors and executive officers and (ii) 73,940 shares issuable upon vesting of RSUs within 60 days of December 15, 2025.
DELINQUENT SECTION 16(a) REPORTS
Section 16(a) of the Exchange Act requires our executive officers and directors, and persons who own more than 10% of a registered class of our equity securities, to file reports of ownership and changes in ownership with the SEC and Nasdaq. Our officers and directors and greater than 10% beneficial owners are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file. To our knowledge, based solely on our review of the copies of such reports furnished to us and written representations from our executive officers and directors that no other reports were required during the fiscal year ended September 30, 2025, all Section 16(a) filing requirements applicable to our executive officers, directors and greater than 10% beneficial owners were satisfied on a timely basis, other than one Form 4 filed late by Christian Mentz on February 25, 2025 reporting one transaction.

ADDITIONAL INFORMATION
Notice and Access
We have made these proxy materials available to you on the Internet in connection with the solicitation by our Board of Directors of proxies to be voted at our 2026 Annual Meeting to be held online on Thursday, February 12, 2026 at 11:00 a.m. Eastern Time. We have elected to provide access to our proxy materials over the Internet under the SEC’s “notice and access” rules. On or about January 2, 2026, we will mail to our stockholders a Notice of Internet Availability containing instructions on how to access our proxy materials, including our Proxy Statement and our Annual Report on Form 10-K for the fiscal year ended September 30, 2025. We believe that providing our proxy materials over the Internet expedites stockholders’ receipt of proxy materials, lowers costs and reduces the environmental impact of our annual meeting. As a stockholder of Cerence, you are invited to participate in our 2026 Annual Meeting virtually via the Internet, and are entitled and requested to vote on the proposals described in this Proxy Statement. The Notice of Internet Availability instructs you on how to submit your proxy or voting instructions through the Internet.
In accordance with the SEC rules, we may furnish proxy materials, including this Proxy Statement and our Annual Report on Form 10-K for the fiscal year ended September 30, 2025, to our stockholders by providing access to such documents on the Internet instead of mailing printed copies. If you would like to receive a paper copy of our proxy materials, the Notice of Internet Availability instructs you on how to request a paper copy of our proxy materials, including a proxy card or voting instruction form that includes instructions on how to submit your proxy or voting instructions by mail or telephone. Other stockholders, in accordance with their prior requests, have received e-mail access to our proxy materials and instructions to submit their vote via the Internet, or have been mailed paper copies of our proxy materials and a proxy card or voting instruction form.
Other Matters
Management knows of no business or nominations that will be presented for consideration at the 2026 Annual Meeting other than as stated in the Notice of the 2026 Annual Meeting of Stockholders. If, however, other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying form of proxy to vote the shares represented thereby on such matters in accordance with their best judgment.
Householding
Some banks, brokers and other nominee record holders may participate in the practice of “householding” proxy statements and their accompanying documents. This means that only one copy of our annual report and proxy statement is sent to multiple stockholders in your household. We will promptly deliver a separate copy of these documents without charge to you upon written request to Cerence Inc., 25 Mall Road, Suite 416, Burlington, MA 01803 Attention: Corporate Secretary or upon telephonic request to 857-362-7300. If you want to receive separate copies of our proxy statements in the future, or if you are receiving multiple copies and would like to receive only one copy per household, you should contact your bank, broker or other nominee record holder, or you may contact us at the above address and phone number.
Annual Report on Form 10-K
We filed our Annual Report on Form 10-K for fiscal year 2025 with the SEC on November 20, 2025. We will mail without charge, upon written request, a copy of our Annual Report on Form 10-K for fiscal year 2025, excluding exhibits. Please send a written request to Cerence Inc., 25 Mall Road, Suite 416, Burlington, MA 01803, Attention: Corporate Secretary, or access the report under “Financial Results” in the Investors section of our website, www.cerence.com.
Incorporation by Reference
The information contained in this Proxy Statement under the caption “Audit Committee Report” and “Compensation Committee Report” shall not be deemed to be “soliciting material” or to be “filed” with the SEC, nor will such information be incorporated by reference into any future filing under the Securities Act of

1933, as amended, or the Exchange Act, except to the extent that the Company specifically incorporates it by reference in such filing.
The information contained in our website, including any documents referenced herein that appear on our website, is not included as part of, or incorporated by reference into, this Proxy Statement or in any other document we file with the SEC, and any references to our website are intended to be inactive textual references only.

NOTE REGARDING FORWARD-LOOKING STATEMENTS
This Proxy Statement contains forward-looking statements which are made pursuant to the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act. The forward-looking statements in this Proxy Statement do not constitute guarantees of future performance. Investors are cautioned that statements in this Proxy Statement, which are not strictly historical statements, constitute forward-looking statements, including, without limitation, statements regarding Cerence’s future performance, operating results and financial condition, strategic and operating plans, transformation, innovation and new product offerings, customer demand, partnerships, growth opportunities, cost-saving initiatives, market trends, competition, and management’s future expectations, beliefs, goals, plans or prospects, including corporate governance and compensation strategies. In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “could,” “goal,” “target”, “would,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “project,” “predict,” “potential,” and similar expressions intended to identify forward-looking statements. Such forward-looking statements are subject to a number of risks and uncertainties that could cause actual results to differ materiality from those anticipated by the forward-looking statements, including, without limitation: the highly competitive and rapidly changing market in which we operate; adverse conditions in the automotive industry or the global economy more generally; volatility in the political, legal and regulatory environment in which we operate, including trade, tariffs and other policies implemented by the new administration in the United States, actions taken by other countries in response or other changes in law and regulation applicable to us; automotive production curtailment or delays; our inability to control and successfully manage our expenses and cash position; our inability to deliver improved financial results from process optimization efforts and cost reduction actions; escalating pricing pressures from our customers; any failure to maintain proper and effective internal controls impairing our ability to produce accurate and timely financial statements; our failure to win, renew or implement service contracts; the cancellation or postponement of existing contracts; the loss of business from any of our largest customers; effects of customer defaults; a decrease in the level of professional services projects; our inability to successfully introduce new products, applications and services; our strategies to deploy generative AI and large language models (LLMs); the inability to expand into adjacent markets; the inability to recruit and retain qualified personnel, including management and other key personnel; cybersecurity and data privacy incidents; failure to protect our intellectual property; defects or interruptions in service with respect to our products; fluctuating currency rates and interest rates; inflation; financial and credit market volatility; restrictions on our current and future operations under the terms of our debt; the use of cash to service or repay our debt; our inability to generate sufficient cash from our operations; and other risks detailed in the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2025 and other filings with the SEC. The Company assumes no obligation to update any forward-looking information contained in this Proxy Statement.

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/CRNC2026**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. Votes submitted by mail must be received no later than the day before the meeting date.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V82064-P41595 — KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

CERENCE INC.

The Board of Directors recommends you vote FOR the following proposals:

Nominees:	**For**	**Against**	**Abstain**
1a. Kristi Ann Matus	☐	☐	☐
1b. Brian Krzanich	☐	☐	☐
1c. Marianne Budnik	☐	☐	☐
1d. Douglas Davis	☐	☐	☐
1e. Marion Harris	☐	☐	☐
1f. Marcy Klevorn	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

V82065-P41595

CERENCE INC.
Annual Meeting of Stockholders
February 12, 2026 11:00 a.m., Eastern Time
This proxy is solicited on behalf of the Board of Directors

The stockholder(s) hereby appoint(s) Brian Krzanich and Jennifer Salinas, or either of them, as proxies, each with the power to appoint his or her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of CERENCE INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 11:00 a.m., Eastern Time, on Thursday, February 12, 2026, virtually at www.virtualshareholdermeeting.com/CRNC2026, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations on proposals 1 through 3. On any other matters properly brought before the Annual Meeting of Stockholders and any postponement(s) or adjournment(s) thereof, the named proxies shall vote in accordance with their best judgment.

The undersigned revoke(s) any proxy or proxies heretofore given.

Continued and to be signed on reverse side

Your **Vote** Counts!

CERENCE INC.

2026 Annual Meeting
Vote by February 11, 2026
11:59 PM ET

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You invested in CERENCE INC. and it's time to vote!

You have the right to vote on proposals being presented at the Annual Meeting. **This is an important notice regarding the availability of proxy materials for the stockholder meeting to be held on February 12, 2026.**

Get informed before you vote

View the Notice and Proxy Statement and Annual Report online OR you can receive a free paper or email copy of the material(s) by requesting prior to January 29, 2026. If you would like to request a copy of the material(s) for this and/or future stockholder meetings, you may (1) visit www.ProxyVote.com, (2) call 1-800-579-1639 or (3) send an email to sendmaterial@proxyvote.com. If sending an email, please include your control number (indicated below) in the subject line. Unless requested, you will not otherwise receive a paper or email copy.

For complete information and to vote, visit **www.ProxyVote.com**

Control #

Smartphone users

Point your camera here and vote without entering a control number

Vote Virtually at the Meeting*

February 12, 2026
11:00 a.m., Eastern Time

Virtually at:
www.virtualshareholdermeeting.com/CRNC2026

*Please check the meeting materials for any special requirements for meeting attendance.

Vote at www.ProxyVote.com

THIS IS NOT A VOTABLE BALLOT

This is an overview of the proposals being presented at the upcoming stockholder meeting. Please follow the instructions on the reverse side to vote these important matters.

Voting Items		Board Recommends
1.	Election of six directors named in the proxy statement, each to serve for a one-year term and until his or her successor has been duly elected and qualified or until his or her earlier death, resignation or removal. **Nominees:**	
1a.	Kristi Ann Matus	For
1b.	Brian Krzanich	For
1c.	Marianne Budnik	For
1d.	Douglas Davis	For
1e.	Marion Harris	For
1f.	Marcy Klevorn	For
2.	Approval, on a non-binding, advisory basis, of the compensation of the Company's named executive officers, as disclosed in the proxy statement.	For
3.	Ratification of the appointment of BDO USA PC as the Company's independent registered public accounting firm for the fiscal year ending September 30, 2026.	For

Prefer to receive an email instead? While voting on www.ProxyVote.com, be sure to click "Delivery Settings".

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